Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193718

PROSPECTUS SUPPLEMENT
(To Prospectus dated February 10, 2014)

Units, Class A Common Stock, Series I Warrants to Purchase Class A Common Stock and Series J
Warrants to Purchase Class A Common Stock

We are offering an aggregate of up to $4,070,000 of units, or “Units,” each consisting of (i) one share of our Class A common stock, par value $0.0001, or “Common Stock” (issued as part of the Unit or underlying a prepaid Series J Warrant, as described below), and (ii) a Series I Warrant to purchase one share of Common Stock. An investor may elect to receive a Series J Warrant to purchase one share of Common Stock in lieu of receiving a share of Common Stock as part of one or more Units. The purchase price for a Unit is $0.22. The aggregate purchase price for an investor who receives Series J Warrants will be reduced in an amount equal to $0.01 multiplied by the number of shares of Common Stock issuable upon exercise of such investor’s Series J Warrants to account for the exercise price of the Series J Warrants. The Units will not be separately issued or certificated. The Common Stock, Series I Warrants and Series J Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus supplement also covers up to 18,500,000 shares of Common Stock issuable upon exercise of the Series I Warrants and, to the extent that any Series J Warrants are actually sold, up to 18,500,000 shares of Common Stock issuable upon exercise of the Series J Warrants (without duplication of the up to 18,500,000 shares of Common Stock being offered hereby). We will enter into a securities purchase agreement with investors who purchase not less than $100,000 of Units, which provides such investors with certain representations, warranties and covenants from us which will not be available to investors purchasing a smaller amount of Units. We will enter into separate leak-out agreements with each investor who purchases more than $10,000 of Units in the offering pursuant to which each such investor will agree to certain limits on sales of the shares of Common Stock purchased in this offering but not the shares of Common Stock issuable upon exercise of the Series I Warrants and the Series J Warrants. Notwithstanding anything to the contrary in this prospectus supplement, we have agreed with NASDAQ not to issue any Series J Warrants in connection with this offering.

The Series I warrants are exercisable upon issuance and will remain exercisable until the fifth anniversary of the date of issuance. The exercise price for the Series I Warrants will be $0.35, subject to certain adjustments and a reset. The Series J warrants are exercisable upon issuance and will remain exercisable until the fifth anniversary of the date of issuance. The additional exercise price for the Series J Warrants will be $0.01, subject to certain adjustments.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” On December 8, 2016, the last reported sale price of our Common Stock was $0.23 per share. There is no established public trading market for the Units, the Series I Warrants or the Series J Warrants and we do not expect a market to develop. In addition, we do not intend to list the Units, the Series I Warrants or the Series J Warrants on The NASDAQ Capital Market, any other national securities exchange or any other trading system.

Investing in our securities involves a high degree of risk. Please read “Risk Factors” beginning on page S-7 of this prospectus supplement, on page 3 of the accompanying prospectus and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

We have engaged Roth Capital Partners, LLC and WestPark Capital, Inc., or the “placement agents,” as our exclusive co-placement agents in connection with this offering. The placement agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities, but will use its best efforts to sell the securities offered. We have agreed to pay the placement agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement for more information regarding these arrangements.

	Per Share and Series I Warrants (1)	Total
Public offering price	$0.22	$4,070,000
Placement agent fees (2)	$0.0154	$284,900
Proceeds, before expenses, to us (3)	$0.2046	$3,785,100

(1) Assumes that no Series J Warrants are issued. For each share of Common Stock issuable upon exercise of any Series J Warrant issued in this offering, the public offering price is reduced by $0.01.

(2) In addition, we have agreed to reimburse Roth Capital Partners for certain out-of-pocket expenses and issue to the Roth Capital Partners a warrant to purchase Common Stock equal to 5% of the shares of Common Stock issued as part of the Units and issuable upon exercise of the Series J Warrants. See “Plan of Distribution” beginning on page S-13 of this prospectus supplement.

(3) The amount of the offering proceeds to us presented in this table does not give effect to any exercise of the warrants being issued in this offering.

We estimate the total expenses of this offering, including placement agent fees and expenses, will be approximately $500,000. Delivery of the Common Stock and the warrants is expected to be made on or about December 13, 2016 subject to customary closing conditions.

Roth Capital Partners

WestPark Capital

The date of this prospectus supplement is December 12, 2016.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to, or updates, the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our Common Stock and other securities that do not pertain to this offering of the Units. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-193718) that we filed with the Securities and Exchange Commission, or the “SEC,” and that was declared effective by the SEC on February 10, 2014. To the extent that the information contained in this prospectus supplement differs from, or is inconsistent with, any information in the accompanying prospectus or any document incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made in this prospectus supplement.

You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, carefully before deciding whether to invest in the Units. You also should read and consider the information in the documents we have referred you to under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use relating to this offering. Neither we nor the placement agents have authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

We are not, and the placement agents are not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, are accurate only as of their respective dates, regardless of time of delivery of this prospectus supplement or of any sale of the Units. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “RGS Energy,” “Real Goods Solar,” “we,” “our,” “us” or similar references mean Real Goods Solar, Inc. and its subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus. This summary does not contain all the information you should consider before investing in our securities. You should read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the factors described under the heading “Risk Factors” in this prospectus supplement on page S-7 and on page 3 of the accompanying prospectus, and the financial and other information incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision.

Overview

We are a residential and small commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

We, including our predecessors, have more than 35 years of experience in residential solar energy and trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 25,000 residential and commercial solar systems since our founding.

During 2014, we discontinued our entire former Commercial segment and sold the assets associated with our catalog segment (a portion of the Other segment). As a result of this major strategic shift, we now operate as three reportable segments: (1) Residential – the installation of solar energy systems for homeowners, including lease financing thereof, and for small businesses (small commercial) in the continental U.S.; (2) Sunetric – the installation of solar energy systems for both homeowners and business owners (commercial) in Hawaii; and (3) Other – catalog, for 2014, and corporate operations.

Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Recent Developments

NASDAQ Non-Compliance and Potential Future Reverse Stock Split

On April 14, 2016, we received a letter from The NASDAQ Stock Market LLC, notifying us that we no longer complied with NASDAQ Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in shareholders’ equity or meet the alternatives of market value of listed securities or net income from continuing operations. On July 7, 2016, NASDAQ granted the Company a 180-day extension to October 11, 2016 to comply with NASDAQ Listing Rule 5550(b).

On October 17, 2016, we received a letter from NASDAQ notifying us that we did not meet the terms of the extension and that our Common Stock would be subject to delisting unless we request a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Accordingly, we have requested a hearing, currently set for December 15, 2016. As a result, any suspension or delisting action will be stayed pending the issuance of the Panel decision and the expiration of any extension granted by the Panel. Our Common Stock currently remains listed on NASDAQ under the symbol RGSE.

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We are conducting this offering as a step in our efforts to increase our shareholders’ equity to regain compliance with NASDAQ Listing Rule 5550(b)(1). If, after this offering, we believe that the net funds received from this offering alone are insufficient to increase our shareholders’ equity sufficiently to meet NASDAQ Listing Rule 5550(b)(1), we expect to undertake another equity offering as part of our efforts to increase our shareholders’ equity. There can be no assurance that we will be able to regain compliance with NASDAQ Listing Rule 5550(b)(1) and retain our listing.

Beginning on November 4, 2016 and thereafter, the closing bid price for our Common Stock has been below the minimum $1.00 per share requirement for continued inclusion on NASDAQ in NASDAQ Listing Rule 5550(a)(2). If the closing bid price for our Common Stock continues to be below $1.00 per share for 30 consecutive business days, we will no longer be in compliance with NASDAQ Listing Rule 5550(a)(2). If that were to occur, we expect to receive a notification from NASDAQ about non-compliance, giving us 180 calendar days to regain compliance. We can regain compliance by meeting the minimum bid price for a minimum of 10 consecutive business days during the compliance period, unless NASDAQ exercises its discretion to extend this 10 day period. In the past, we have regained compliance with NASDAQ Listing Rule 5550(a)(2) by effecting a reverse stock split. We intend to actively monitor the bid price for our Common Stock and, if NASDAQ notifies us that we are no longer in compliance with the minimum bid price requirement, we will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement, including a possible reverse stock split.

Conversion of Convertible Notes

As previously disclosed, on April 1, 2016, we issued an aggregate of $10,000,000 principal amount of Senior Secured Convertible Notes due April 1, 2019, or “Convertible Notes.”

The Convertible Notes are convertible at any time, at the option of the holders, into shares of Class A common stock at the lower of a fixed and floating conversion price. The fixed conversion price is currently $16.07 per share, subject to adjustment for stock splits and similar events. The floating conversion price is equal to the lowest of (i) 85% of the arithmetic average of the five lowest volume-weighted average prices of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Convertible Notes, (ii) 85% of the volume-weighted average price of the Common Stock on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Convertible Notes, and (iii) 85% of the volume-weighted average price of the Common Stock on the trading day of the delivery of the applicable conversion notice by such holder of Convertible Notes.

The terms of the Convertible Notes permit our board of directors, with the prior consent of the “required holders” (as defined in the Convertible Notes), to reduce the then current conversion price to any amount and for any period of time deemed appropriate by our board of directors. We have reduced the fixed conversion price on several occasions for limited time periods in an effort to encourage conversion to (a) increase our shareholders’ equity and (b) to obtain at an earlier date additional financial capital to commence our business turnaround strategy. Between October 18 and 28, 2016 we reduced the conversion price to $1.35, between October 28 and November 1, 2016 we reduced the conversion price to $1.00 (there were no subsequent conversions at this price), between November 1 and 2, 2016 we reduced the conversion price to $0.75, between November 7 and 8, 2016, we reduced the conversion price to $0.50, between November 10 and 21, 2016 we reduced the conversion price to 50% of the lowest volume-weighted average price of our Common Stock during the five days preceding the submission of a conversion notice per share of Common Stock, and for certain time periods between November 20 and November 30, 2016 we reduced the conversion price to $0.25. In no event may the conversion price be less than the $0.25 conversion floor price. We expect to continue to offer the holders of the Convertible Notes the ability to convert the remaining amounts owed under the Convertible Notes at a reduced conversion price as deemed appropriate and in our interest.

As of December 8, 2016, holders of Convertible Notes have converted an aggregate of approximately $10.4 million of principal and interest under the Convertible Notes, and we have issued 14,462,306 shares of Common Stock at conversion prices between $0.25 and $1.74 per share.

After giving effect to the conversions made as of December 8, 2016, there remains outstanding Convertible Notes with an aggregate principal amount of approximately $0.3 million. The following table updates previously reported information about the total number of shares of Common Stock issuable under the Convertible Notes if we elect to convert all remaining principal and interest under the Convertible Notes into shares of Common Stock in lieu of paying cash. The following table assumes that from the date hereof: (a) installment payments of principal and interest are timely made on the last business day of every month beginning on October 31, 2016; (b) no such regularly scheduled installment payments are accelerated or deferred; (c) the indicated conversion price remains the same until the Convertible Notes are paid in full; (d) the holders do not convert the Convertible Notes at their election; and (e) no event of default occurs. This table is provided for illustrative purposes only, as it is unlikely that these assumptions will be fully accurate at all relevant times. Our ability to convert principal, interest and any other amounts owed under the Convertible Notes into shares of Common Stock in lieu of paying cash is contingent on our satisfying certain equity conditions set forth in the Convertible Notes. There can be no assurance that we will be able to satisfy such equity conditions.

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Assumed Conversion Price	Approximate Number of Shares Potentially Issuable
$0.25	1,000,000

Update on Regrid Power, Inc. Warranty Claim

On November 22, 2016, we provided the remaining cash collateral to Argonaut Insurance Company to fully secure the full amount of the $624,000 Final Acceptance Payment and Performance Bond for a large commercial photovoltaic project our subsidiary Regrid Power, Inc. completed in 2012. As previously disclosed, the customer has raised warranty claims pertaining to the project and we currently maintain a specific warranty liability for the project of approximately $200,000. We completed the project in December 2012, it began generating electricity in 2013, and we believe it has since that time generated electricity meeting the requirements of the project contract.

On November 30, 2016, we received a letter from the customer in which the customer alleged that we have not completed agreed-upon remedial work to remedy alleged deficiencies and notified us that the customer intends to perform such remedial work at our expense using a third-party contractor. The customer also requested that the owner of the project demand the full amount of the performance bond. In addition, the customer demanded an aggregate of approximately $400,000 as liquidated damages under the terms of the project contract.

We deny these assertions and disputes that the customer is entitled to liquidated damages. We plan to avail ourselves of all defenses and remedies available. We estimate that the range of loss related to this warranty claim is from approximately $200,000 to a maximum of approximately $1 million. We have recorded a liability for the minimum amount of the range of loss.

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The Offering

Issuer	Real Goods Solar, Inc.

Units offered by us	Up to $4,070,000 of Units, each consisting of (i) one share Common Stock (issued as part of the Unit or underlying a prepaid Series J Warrant, as described below), and (ii) a Series I Warrant to purchase one share of Common Stock.

Offering price	The purchase price for a Unit is $0.22. The aggregate purchase price for an investor who also receives Series J Warrants will be reduced in an amount equal to $0.01 multiplied by the number of shares of Common Stock issuable upon exercise of such investor’s Series J Warrants to account for the exercise price of the Series J Warrants.

Common Stock offered by us	18,500,000 shares (some of which may be issued pursuant to the Series J Warrants)

Series I Warrants offered by us	Series I Warrants to purchase an aggregate of up to 18,500,000 shares of Common Stock.

The Series I Warrants will be immediately exercisable and will expire on the fifth anniversary of the date of issuance. Each Series I Warrant will have an exercise price of $0.35 per share.

For more information, see the section entitled “Description of Securities We Are Offering — Description of Series I Warrants.”

This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Series I Warrants.

Series J Warrants offered by us

Notwithstanding anything to the contrary in this prospectus supplement, we have agreed with NASDAQ not to issue any Series J Warrants in this offering.

An investor may elect to receive a prepaid Series J Warrant to purchase one share of Common Stock in lieu of receiving a share of Common Stock as part of one or more units. The Series J Warrants will be immediately exercisable at an additional exercise price of $0.01 per share and will expire on the fifth anniversary of the date of issuance. The Series J Warrants will be issued in certificated form. For more information, see the section entitled “Description of Securities We Are Offering — Description of Series J Warrants.”

This prospectus supplement also relates to the offering of the shares of Common Stock issuable upon exercise of the Series J Warrants.

Leak-Out Agreement

Each investor who purchases more than $10,000 of Units in the offering will enter into a separate leak-out agreement with us pursuant to which such investor will agree to certain limits on sales of the shares of Common Stock purchased in this offering but not the shares of Common Stock issuable upon exercise of the Series I Warrants or the Series J Warrants.

Securities Purchase Agreement	Investors purchasing a minimum of $100,000 of Units in the offering will enter into a securities purchase agreement with us whereas investors purchasing less than that will purchase securities solely under this prospectus supplement and the accompanying prospectus.

Absence of Market for the Units and the Warrants	The Units and the warrants offered by this prospectus supplement are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Units or any of the warrants offered by this prospectus supplement on any securities exchange or market.

Common Stock outstanding immediately before this offering	16,994,516 shares as of December 8, 2016

Common Stock to be outstanding immediately after this offering	35,056,292 shares (assuming none of the warrants issued in connection with this offering are exercised and assuming that no Series J warrants are issued).

Use of proceeds	General corporate purposes. See “Use of Proceeds.”

NASDAQ Capital Market listing for our Common Stock	Our common shares is listed on The NASDAQ Capital Market under the symbol “RGSE.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 3 of the accompanying prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.

The number of shares of Common Stock to be outstanding after this offering is based on 16,994,516 shares issued and outstanding as of December 8, 2016. Except as otherwise indicated, the number of shares of Common Stock to be outstanding after this offering excludes the shares issuable upon exercise of the Series I Warrants, the Series J Warrants and the placement agent warrant issued in connection with this offering and also excludes:

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•	Approximately 1.0 million shares of our Common Stock issuable upon conversion of the remaining balance under the Convertible Notes;

•	3,357 shares of our Common Stock issuable upon the exercise of options outstanding under our 2008 Long-Term Incentive Plan at a weighted average exercise price of $510.00 per share;

•	Approximately 1.6 million shares of our Common Stock available for future issuance under our 2008 Long-Term Incentive Plan;

•	Approximately 1.1 million shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $28.00 per share; and

•	756 shares of our Common Stock currently issuable to the sellers from the Company’s purchase of Sunetric in May 2014.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before making an investment decision you should carefully read and consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are on file with the SEC. If any of the risks listed in our most recent Annual Report on Form 10-K or Quarterly Reports on Form 10-Q or any of the following risks actually occur, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus. Additional risks and uncertainties that we do not presently know or that we currently deem immaterial may also have a material adverse effect on our business.

Risks Related to this Offering

Management will have broad discretion as to the use of a portion of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering. Investors in this offering and our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the Units offered pursuant to this prospectus is substantially higher than the net tangible book value per share of Common Stock. Therefore, if you purchase Units in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of Common Stock included in the Unit (but excluding shares of Common Stock underlying the Series I Warrants) from the price per Unit that you pay for the securities. Based on the sale of $4,070,000 of Units at a public offering price of $0.22 per Unit in this offering, you will suffer immediate dilution of approximately $(0.09) per share in the net tangible book value of the Common Stock. Moreover, as described under “Prospectus Supplement Summary — The Offering,” we have a substantial number of stock options and warrants to purchase Common Stock and Convertible Notes outstanding. If the holders of outstanding options, warrants or Convertible Notes exercise those options and warrants or convert the Convertible Notes at prices below the public offering price, you will incur further dilution.

The offering price determined for this offering is not an indication of our value.

The per-Unit offering price and the exercise price of the Series I Warrants offered by this prospectus may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the offering price of the Units and the exercise price of the Series I Warrants as an indication of the value of the Common Stock included in the Units and underlying the Series I Warrants. After the date of this prospectus, the Common Stock may trade at prices above or below such prices.

The public trading market for the Common Stock may be limited in the future.

The Common Stock is currently traded on The NASDAQ Capital Market under the trading symbol “RGSE.” There has historically been a limited public trading market for the Common Stock and management can make no assurances that trading volume will not be similarly limited in the future. Without an active trading market, there can be no assurance of any liquidity or resale value of the Common Stock, and shareholders may be required to hold shares of the Common Stock for an indefinite period of time.

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Risk Related to the Units, the Series I Warrants and the Series J Warrants

There is no public market for the Units, the Series I Warrants and the Series J Warrants offered by this prospectus in this offering.

There is no established public trading market for the Units, the Series I Warrants and the Series J Warrants offered by this prospectus and we do not expect a market to develop. In addition, we do not intend to apply to list the Units, the Series I Warrants or the Series J Warrants on any national securities exchange or other trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the Units, the Series I Warrants and the Series J Warrants offered by this prospectus will be very limited.

As a holder of the Series I Warrants and the Series J Warrants offered by this prospectus you have no voting rights.

You will have no voting rights as a holder of the Series I Warrants and the Series J Warrants offered by this prospectus. Our Common Stock is currently the only class of our securities that carries full voting rights.

If our Common Stock is delisted, your ability to transfer or sell the Series I Warrants and the Series J Warrants offered by this prospectus may be limited and the market value, if any, of the Series I Warrants and the Series J Warrants will likely be materially adversely affected.

We expect that the value of the Series I Warrants and the Series J Warrants offered by this prospectus to some extent is tied to the perceived value of its exercise features. If our Common Stock is delisted from The NASDAQ Capital Market, your ability to transfer or sell the Series I Warrants and the Series J Warrants offered by this prospectus may be limited and the market value, if any, of the Series I Warrants and the Series J Warrants will likely be materially adversely affected.

We expect that the market value, if any, of the Series I Warrants and the Series J Warrants offered by this prospectus will be significantly affected by changes in the market price of our Common Stock, which could change substantially at any time.

We expect that the market value, if any, of the Series I Warrants and the Series J Warrants offered by this prospectus will depend on a variety of factors, including, without limitation, the market price of our Common Stock. Each of these factors may be volatile, and may or may not be within our control. For example, we expect the market value, if any, of the Series I Warrants and the Series J Warrants offered by this prospectus will increase with increases in the market price of our Common Stock. As described in another risk factor, the market price of the Common Stock has been volatile in the past and could fluctuate widely in response to various factors.

We may issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, including in connection with exercise of the Series I Warrants and the Series J Warrants offered by this prospectus, and thereby materially and adversely affect the market price of our Common Stock, and, in turn, the market value of the Series I Warrants and the Series J Warrants.

Subject to certain contractual limitations we are under, we may offer and sell additional shares of our Common Stock or other securities convertible into or exercisable for our Common Stock during the time you hold the shares of Common Stock, Series I Warrants or Series J Warrants offered by this prospectus. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Common Stock. If we issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, it may materially and adversely affect the price of our Common Stock and, in turn, the market value, if any, of the Series I Warrants and the Series J Warrants offered by this prospectus. Furthermore, as described in different risk factors, the conversion or exercise of some or all of our outstanding derivative securities, including the Series I Warrants and the Series J Warrants offered by this prospectus and the Convertible Notes, will dilute the ownership interests of existing shareholders, and any sales in the public market of shares of our Common Stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our Common Stock or the market value, if any, of the Series I Warrants and the Series J Warrants. In addition, the existence of the Series I Warrants and the Series J Warrants offered by this prospectus may encourage short selling by market participants because the exercise of the Series I Warrants or the Series J Warrants could depress the price of our Common Stock.

Holders of the Series I Warrants and the Series J Warrants offered by this prospectus will be entitled to only limited rights with respect to our Common Stock, and will be subject to all changes made with respect to our Common Stock to the extent holders receive shares of Common Stock pursuant to the terms of the Series I Warrants or the Series J Warrants.

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Holders of the Series I Warrants and the Series J Warrants offered by this prospectus will be entitled to only limited rights with respect to our Common Stock until the time at which they become holders of our Common Stock pursuant to the terms of such warrants, but will be subject to all changes affecting our Common Stock before that time. For example, if an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs before the date you are deemed to be a record holder of our Common Stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our Common Stock.

The exercise prices of the Series I Warrants and the Series J Warrants offered by this prospectus will not be adjusted for certain dilutive events.

The exercise prices of the Series I Warrants and the Series J Warrants are not subject to adjustment upon a future issuances of securities, including, without limitation, capital stock, options and convertible securities. Such issuances, transactions or occurrences may adversely affect the market price of our Common Stock or the market value, if any, of the Series I Warrants and the Series J Warrants without resulting in an adjustment of the exercise prices of the Series I Warrants and the Series J Warrants.

You may receive less valuable consideration than expected because the value of our Common Stock may decline after you exercise the Series I Warrants or the Series J Warrants issued in this offering but before we settle our obligation thereunder.

An exercising holder will be exposed to fluctuations in the value of our Common Stock during the period from the date such holder surrenders Series I Warrants or Series J Warrants for exercise until the date we settle our exercise obligation. Upon exercise of the warrants offered by this prospectus, we will be required to deliver the shares of our Common Stock on the third business day following the relevant exercise date. Accordingly, if the price of our Common Stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the value on the exercise date.

Risks Related to our Business and Industry

We must meet The NASDAQ Capital Market continued listing requirements or we risk delisting, which may decrease our stock price and make it harder for our shareholders to trade our stock.

Our Common Stock is currently listed for trading on The NASDAQ Capital Market. We must continue to satisfy NASDAQ’s continued listing requirements or risk delisting of our securities. Delisting would have an adverse effect on the price of our Common Stock and likely also on our business.

As previously disclosed and as discussed above under “Prospectus Supplement Summary, Recent Developments, NASDAQ Non-Compliance and Potential Future Reverse Stock Split,” we currently are not in compliance with the NASDAQ minimum stockholders’ equity requirement in Nasdaq Listing Rule 5550(b) (nor the alternatives of market value of listed securities or net income from continuing operations). On July 7, 2016, NASDAQ granted us a 180-day extension to October 11, 2016 to comply with NASDAQ Listing Rule 5550(b). On October 17, 2016, we received a letter from NASDAQ notifying us that we did not meet the terms of the extension and that we would be subject to delisting unless we requested a hearing before a NASDAQ Listing Qualifications Panel. Accordingly, we have requested a hearing, currently set for December 15, 2016. As a result, any suspension or delisting action will be stayed pending the issuance of the panel decision and the expiration of any extension granted by the panel.

Further, as discussed above under “Prospectus Supplement Summary, Recent Developments, NASDAQ Non-Compliance and Potential Future Reverse Stock Split,” we may in the near future be in violation of the NASDAQ minimum bid price requirement in NASDAQ Listing Rule 5550(a)(2).

Our Common Stock currently remains listed on The NASDAQ Capital Market under the symbol “RGSE.” There can be no assurance that we will be able to regain or maintain compliance with the NASDAQ continued listing requirements, or that our Common Stock will not be delisted from The NASDAQ Capital Market in the future. If our Common Stock is delisted from NASDAQ, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders’ ability to trade, or obtain quotations of the market value of, shares of our Common Stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

In addition to the foregoing, if our Common Stock is delisted from NASDAQ and it trades on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our Common Stock and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. The last reported trade of our Company Stock on The NASDAQ Capital Market was at a price below $5.00 per share. If our Common Stock is delisted from NASDAQ and it trades on the over-the-counter market at a price of less than $5.00 per share, our Common Stock would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our Common Stock and may affect the ability of investors to sell their shares, until our Common Stock no longer is considered a penny stock.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein may contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: our ability to operate with our existing financial resources or raise funds to meet our financial obligations and implement our strategy; our history of operating losses; our ability to achieve profitability; our ability to generate sufficient cash flow to fund our operations; our success in implementing our plans to increase future sales, installations and revenue; the impact of our present indebtedness and projected future borrowings on our financial health and our ability to pay interest and principal on our indebtedness; restrictions imposed by our current indebtedness; our ability to satisfy the conditions under the Convertible Notes permitting release of funds from the restricted cash accounts and for payments to be made in shares of Common Stock; restrictions on certain transactions and potential premiums and penalties under our outstanding warrants and the Convertible Notes; rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation such as net energy metering; the continuation and level of government subsidies and incentives for solar energy, which, after the November 2016 federal and state elections may change dramatically and are difficult to predict; our failure to timely or accurately complete financing paperwork on behalf of customers; the adoption and general demand for solar energy; the impact of a drop in the price of conventional energy on demand for solar energy systems; existing and new regulations impacting solar installations including electric codes; delays or cancellations for system installations where revenue is recognized on a percentage-of-completion basis; seasonality of customer demand and adverse weather conditions inhibiting our ability to install solar energy systems; changing and updating technologies and the issues presented by these new technologies related to customer demand and our product offering; geographic concentration of revenue from the sale of solar energy systems in Hawaii and east coast states; loss of key personnel and ability to attract necessary personnel; loss or suspension of licenses required for installation of solar energy systems; adverse outcomes arising from litigation and legal disputes; our ability to continue to obtain services and components from suppliers, installers and other vendors; disruption of our supply chain from equipment manufacturers and potential shortages of components for solar energy systems; factors impacting the timely installation of solar energy systems; competition; costs associated with safety and construction risks; continued access to competitive third party financiers to finance customer solar installations; our ability to meet customer expectations; risks and liabilities associated with placing employees and technicians in our customers’ homes and businesses; product liability claims; warranty claims and failure by manufacturers to perform under their warranties to us; increases in interest rates and tightening credit markets; continued or future non-compliance with NASDAQ’s continued listing requirements; our inability to maintain effective disclosure controls and procedures and internal control over financial reporting; volatile market price of our Common Stock; possibility of future dilutive issuances of securities and its impact on our ability to obtain additional financing; the low likelihood that we will pay any cash dividends on our Common Stock for the foreseeable future; compliance with public reporting requirements; anti-takeover provisions in our organizational documents; and such other factors as discussed throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2015 and Part I, Item 2, Management’s Discussion and Analysis of Financial Conditions and Results of Operations and Part II, Item 1A, Risk Factors included in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2016, June 30, 2016 and September 30, 2016.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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USE OF PROCEEDS

The net proceeds from the sale of the Units in this offering are estimated to be approximately $3,600,000, excluding the proceeds, if any, from the exercise of the Series I Warrants offered in this offering, based on an assumed public aggregate offering price of $4,070,000 for the Units, assuming that no Series J Warrants are issued and after deducting placement agent fees and expenses and other estimated expenses of the offering. For each share of Common Stock issuable upon exercise of any Series J Warrant issued in this offering, the proceeds from the offering is reduced by $0.01. We have agreed with NASDAQ not to issue any Series J Warrants in connection with this offering.

We intend to use the net proceeds from this offering for general corporate purposes, including, without limitation, for working capital purposes, to increase sales and operational capabilities and/or for any scheduled repayment of indebtedness, but not for the redemption or repurchase of any of our or our subsidiaries’ equity securities. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering or the order of priority in which we may use such proceeds. Accordingly, we will retain broad discretion over the use of these proceeds.

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DILUTION

Dilution is the amount by which the purchase price paid by the purchasers for the securities offered in this offering will exceed the as-adjusted net tangible book value (deficit) per share of our Common Stock after the offering.

Net tangible book value (deficit) per share of our Common Stock as of a particular date represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of such date. As of September 30, 2016, our net tangible book value (deficit) was approximately $(6.9) million, or $(2.73) per share of Common Stock. Purchasers of Units in this offering will experience substantial and immediate dilution in net tangible book value per share of our Common Stock for financial accounting purposes immediately following the closing. The calculations below are based on there being 16,994,516 shares of our Common Stock outstanding as of December 8, 2016.

The following table illustrates this dilution based solely on the number of shares of Common Stock issued as part of the Units at closing assuming that no Series J Warrants are issued in this offering.

Assumed initial public offering price per share	$0.22
Net tangible book value (deficit) per share as of September 30, 2016	$(2.73)
Increase in pro forma net tangible book value from conversions of Convertible Notes into Common Stock between September 30 and December 8, 2016	$2.79
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$0.10
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$0.13
Dilution per share to investors in this offering	$0.09

The Units offered in this offering also include Series I Warrants, each of which is exercisable into a number of shares of Common Stock equal to 100% of the total number of shares of Common Stock the holder purchased as part of the Units. In the tables below, we illustrate this dilution based on (i) the offering of an aggregate of $4,070,000 of Units at a public offering price of $0.22 per Unit, (ii) the issuance of 18,500,000 shares of Common Stock upon exercise of Series I Warrants at an exercise price of $0.35 per share, and (iii) the assumption that no Series J Warrants are issued in this offering.

Assumed initial public offering price per share (assumed exercise of warrants as described above)	$0.35
Net tangible book value (deficit) per share as of September 30, 2016	$(2.73)
Increase in pro forma net tangible book value from conversions of Convertible Notes into Common Stock between September 30 and December 8, 2016	$2.79
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$0.12
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$0.21
Dilution per share to investors in this offering	$0.14

The tables above do not take into account any shares of Common Stock issuable in the future upon the exercise or conversion of the placement agent warrant issued in connection with this offering or of currently outstanding derivative securities, including the Convertible Notes. We may in the future sell substantial additional amounts of Common Stock or securities convertible into or exercisable for Common Stock. We may also choose to raise additional capital due to market conditions or other strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution to our shareholders.

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PLAN OF DISTRIBUTION

Roth Capital Partners, LLC and WestPark Capital, Inc., which we refer to as the “placement agents,” have agreed to act as the exclusive co-placement agents in connection with this offering, subject to the terms and conditions of a placement agency agreement dated December 8, 2016. The placement agents are not purchasing or selling any of the Units offered by this prospectus, nor are the placement agents required to arrange the purchase or sale of any specific number or dollar amount of the Units. The placement agents have agreed to use reasonable best efforts to arrange for the sale of all of the Units offered hereby. Therefore, we may not sell the entire amount of the Units offered pursuant to this prospectus supplement. The placement agents may engage one or more sub-agents or selected dealers in connection with this offering.

We will enter into a securities purchase agreement directly with investors who purchase not less than $100,000 of Units in this offering. A form of securities purchase agreement is attached hereto as Annex A, which provides such investors with certain representations, warranties and covenants, including indemnifications, from us, which will not be available to investors purchasing a smaller amount of Units. Our obligation to issue and sell the Units to the investors who are parties to the securities purchase agreement is subject to the closing conditions set forth in the securities purchase agreement, including the absence of any material adverse change in our business and the receipt of the leak-out agreements described below and certain opinions, letters and certificates from us or our counsel, which may be waived by the respective parties.

The terms of the securities purchase agreement limit our ability to issue securities in the future:

•	From the date we enter into the securities purchase agreement until 30 days after the closing of this offering, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, or any security which would entitle the holder to acquire at any time shares of Common Stock. From the 31st day after the closing of this offering and ending on February 15, 2017, we may not issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock, or other securities which would entitle the holder to acquire at any time shares of Common Stock, at an effective price per share less than 110% of the per Unit purchase price.

•	From the date we enter into the securities purchase agreement until January 27, 2017, we may not effect or enter into an agreement to effect any issuance of shares of Common Stock or any security which would entitle the holder to acquire at any time shares of Common Stock involving a “variable rate transaction” (as defined in the securities purchase agreement). The term “variable rate transaction” generally means a transaction in which we issue or sell any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (a) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (b) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to our business or the market for the Common Stock.

•	For a period of one year from the closing of this offering, we may not effect or enter into an agreement to effect any issuance of shares of Common Stock, or any security which would entitle the holder to acquire at any time shares of Common Stock, involving an equity line of credit, an at-the-market offering (as defined in Rule 415 promulgated under the Securities Act of 1933, as amended, or the “Securities Act”), or similarly structured transactions whereby we may issue securities at a future determined price.

However, the limitations on securities issuances described above do not apply to “exempt issuances” (as defined in the securities purchase agreement) so long as such exempt issuance is not a “variable rate transaction,” subject to certain exceptions. The term “exempt issuance” generally means the issuance of: (a) shares of Common Stock or options to our employees, officers or directors pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of our Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to us; (b) the warrant we expect to issue to Roth Capital Partners in connection with this offering; (c) securities upon the exercise, exchange or conversion of the securities sold in this offering, the Series I Warrants, the Series J Warrants, the warrant we expect to issue to Roth Capital Partners in connection with this offering and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date we enter into the securities purchase agreement, subject to certain limitations; (d) up to 250,000 shares of Common Stock issued to the lender, or any successor thereto, who is a party to any revolving credit facility outstanding prior to the date of the securities purchase agreement; and (e) securities issued pursuant to acquisitions or strategic transactions approved by a majority of our disinterested directors, subject to certain limitations.

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Each investor who purchases more than $10,000 of Units in this offering will enter into separate and substantially similar leak-out agreement with us. A form of leak-out agreement is attached as Exhibit A to the form of securities purchase agreement in Annex A. From the date of the securities purchase agreement until the date that is 15 trading days after the closing of this offering, each investor who is party to a leak-out agreement (together with certain of its affiliate) may not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day, shares purchased in this offering (but not the shares of Common Stock issuable upon exercise of the Series I Warrants or the Series J Warrants) in an amount more than a specified percentage of the trading volume of the Common Stock on the principal trading market, subject to certain exceptions. The aggregate trading volume for all investors who execute leak-out agreements will be 35% of the trading volume of the Common Stock on the principal trading market during each trading day during the above-referenced leak-out period, subject to certain exceptions. This restriction does not apply to any actual “long” (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliate) at a price greater than $0.35. Further, this restriction does not apply to sales or transfers of any such shares of Common Stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a leak-out agreement. After such sale or transfer, future sales of the securities covered by the leak-out agreement by the original owner (together with certain of its affiliate) and the purchaser or transferee will be aggregated to determine compliance with the terms of the leak-out agreement.

The purchase price for the Units has been determined based upon arm’s-length negotiations between the placement agents, the investors and us.

We currently anticipate that the sale of the Units will be completed on or about December 13, 2016. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agents’ fee, will be approximately $220,000, which includes legal and printing costs, various other fees and reimbursement of placement agents’ expenses.

To comply with the NASDAQ Listing Rules, we will not issue any shares of Common Stock at the closing of this offering to an investor if such issuance would cause the investor with such investor’s “attribution parties” to hold in excess of 19.99% of the outstanding shares of our Common Stock.

Commissions and Expenses

We have agreed to pay the placement agents an aggregate cash placement fee equal to 7.0% of the gross proceeds received at the closing from the sale of the Units.

The following table shows per Unit and total cash placement agents’ fees we will pay to the placement agents in connection with the sale of the Units offered pursuant to this prospectus supplement assuming the purchase of all of the Units offered hereby and no sale of Series J Warrants:

Per Unit	$0.154
Total	$284,900 (assuming all Units are sold)

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. In addition, subject to FINRA Rule 5110(f)(2)(d)(i), we have agreed to reimburse Roth Capital Partners for reasonable out of pocket expenses up to a maximum of $75,000.

In addition to the cash fees set forth above, we have agreed to issue to Roth Capital Partners, LLC, as placement agent, a warrant to purchase up to an aggregate of 5% of the aggregate number of shares of Common Stock sold in this offering and shares of Common Stock issuable upon exercise of the Series J Warrants (exclusive of any shares of Common Stock issuable upon exercise of the Series I Warrants). The placement agent warrant will have similar terms as the Series I Warrants, other than (i) it will expire five years after the effective date of this offering; (ii) it will be exercisable through a cashless exercise regardless of whether the shares of Common Stock issuable upon exercise of the placement agent warrant are covered by a registration statement under the Securities Act; (iii) the exercise price will be 125% of the public offering price per Unit; (iv) certain covenants appearing in the Series I Warrants will be removed in the placement agent warrant; (v) it will not have an exercise price reset; and (vi) pursuant to FINRA Rule 5110(g), the placement agent warrant and the underlying securities will not be transferable for 6 months from the date of issuance, except the transfer of any security:

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•	by operation of law or by reason of reorganization of our company;

•	to any FINRA member firm participating in the offering and the officers or partners thereof, if all securities so transferred remain subject to the lock-up restriction set forth above for the remainder of the time period;

•	if the aggregate amount of securities of our company held by the holder of the placement agent warrant or related persons do not exceed 1% of the securities being offered;

•	that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund; or

•	the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period.

The placement agent warrant and the shares of Common Stock issuable upon exercise of the placement agent warrant are not being registered on the registration statement of which this prospectus supplement is a part.

Our agreement with the placement agents provides that if we have not already paid to the placement agents the contemplated transaction fee in connection with a financing transaction, we are obligated to pay to the placement agents such transaction fee (cash only) with respect to any financing transaction to the extent that the financing is provided to us by investors who the placement agents had introduced to us during the term of the agreement, if the financing is consummated within three months after the termination of the placement agency agreement.

Indemnification

We have agreed to indemnify the placement agents against liabilities under the Securities Act. We have also agreed to contribute to payments the placement agents may be required to make in respect of such liabilities.

Prior Transactions With The Placement Agents

Roth Capital Partners has served as placement agent or underwriter for us in prior securities offerings. For example, Roth Capital Partners served as the representative of the underwriters in our September 2016 underwritten public offering of units consisting of shares of our Series A 12.5% Mandatorily Convertible Preferred Stock and Series H Warrants. In connection with that transaction, we paid the Roth Capital Partners a $56,000 non-accountable expense reimbursement, and $75,000 as reimbursement for legal fees and disbursements incurred in the course of qualifying the offering with certain regulatory agencies, and for certain additional fees and expenses actually incurred. The aggregate discount under the underwriting agreement for Roth Capital Partners was $161,700. We also issued to Roth Capital Partners a warrant currently exercisable into 90,177 shares of Common Stock and Series H Warrants exercisable into approximately 25,455 shares of Common Stock.

In April 2016, we completed a private placement in which Roth Capital Partners acted as placement agent. We paid Roth Capital Partners a cash fee of  $35,625 in connection with such private placement and Roth Capital Partners is eligible to receive additional payments of up to $544,375 as funds are released from collateral accounts associated with the private placement, of which Roth Capital Partners has received $519,000 as of December 8, 2016.

In addition, in connection with other prior offerings of our securities in which Roth Capital Partners acted as placement agent, we have paid cash fees and issued warrants to Roth Capital Partners and certain of its affiliates. As of the date of this prospectus supplement, Roth Capital Partners holds warrants to purchase 161,230 shares of our Common Stock (including the warrants described above).

WestPark Capital have served as placement agent or underwriter for us in prior securities offerings.  For example, WestPark Capital served as the co-underwriter with Roth Capital Partners in the September 2016 underwritten public offering of units consisting of shares of our Series A 12.5% Mandatorily Convertible Preferred Stock and Series H Warrants. The aggregate discount under the underwriting agreement for WestPark Capital was $34,300.

In addition WestPark Capital or its affiliates collectively hold warrants to purchase 6,879 shares of Common Stock.

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Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agents, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agents’ websites and any information contained in any other website maintained by the placement agents or by an affiliate is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus are a part, has not been approved and/or endorsed by us or the placement agents, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or the securities purchase agreement, copies of which are incorporated by reference into the registration statement of which this prospectus supplement is a part. See “Where You Can Find More Information.”

Regulation M Restrictions

Either of the placement agents may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock or the warrants sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act,” including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by any placement agent acting as a principal. Under these rules and regulations, a placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agents may engage in passive market making transactions in our Common Stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of the Units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. If all independent bids are lowered below the passive market maker’s bid, however, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agents and their respective affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees, but we have no present arrangements to do so. Subject to Regulation M and other applicable statutes and regulations, in the course of its businesses, the placement agents and their respective affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agents and their respective affiliates may at any time hold long or short positions in such securities or loans.

Listing

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” There is no established trading market for the Units, the Series I Warrants, or the Series J Warrants offered by this prospectus, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Units, the Series I Warrants, or the Series J Warrants offered by this prospectus on any securities exchange or recognized trading system.

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Participation Rights

We have granted investors in past securities offerings the right to participate and purchase securities in future securities offerings at a fixed percentage as follows:

•	Pursuant to the Securities Purchase Agreement, entered into on February 23, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 40% of any future offering of securities, other than certain excluded securities, until June 30, 2017.

•	Pursuant to the Securities Purchase Agreement, entered into on June 26, 2015 with several institutional and accredited investors, relating to an offering of units of our Common Stock and Series F Warrants to purchase Common Stock, investors who qualify as “Qualifying Buyers” under the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 10% of any future offering of securities, other than certain excluded securities, until June 30, 2017.

•	Pursuant to the Securities Purchase Agreement, entered into on April 1, 2016 with several institutional and accredited investors, relating to an offering of units of senior secured convertible notes due April 1, 2019 and Series G warrants to purchase Common Stock, the investors party to the Securities Purchase Agreement have, in the aggregate, a right to participate in any future offering for up to 50% of any future offering of securities, other than certain excluded securities, until December 31, 2017.

If all of the holders of such rights of participation were to fully exercise such rights, no Units would be available for sale to new investors under this prospectus supplement.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of up to $4,070,000 of Units, each consisting of (i) one share of our Common Stock (issued as part of the Unit or underlying a prepaid Series J Warrant, as described below), and (ii) a Series I Warrant to purchase approximately one share of Common Stock. An investor may elect to receive a Series J warrant to purchase one share of Common Stock as part of one or more Units. The Units will not be issued or certificated. The Common Stock, Series I Warrants and Series J Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering, as applicable. This prospectus supplement also covers up to 18,500,000 shares of Common Stock issuable upon exercise of the Series I Warrants and, to the extent that any Series J Warrants are actually sold, up to 18,500,000 shares of Common Stock issuable upon exercise of the Series J Warrants (without duplication of the up to 18,500,000 shares of Common Stock being offered hereby). Notwithstanding the foregoing, we have agreed with NASDAQ not to issue any Series J Warrants in connection in this offering.

Description of Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Common Stock” starting on page 5 of the accompanying prospectus.

Description of Series I Warrants

The following is a brief summary of certain terms and conditions of the Series I Warrant offered by this prospectus supplement and is subject in all respects to the provisions contained in the Series I Warrant, a form of which is attached to this prospectus as Annex B. You should review a copy of the attached form of Series I Warrant for a complete description of the terms and conditions applicable to the warrant offered by this prospectus.

Form. The Series I Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series I Warrant Shares. Each purchaser of Units will receive a Series I Warrant exercisable into a number of shares of Common Stock equal to 100% of (i) the total number of shares of Common Stock purchased as part of the Units, plus, if applicable, (ii) the number of shares of Common Stock issuable upon exercise in full of the holder’s Series J Warrant (without regard to any limitation on exercise). The number of shares of Common Stock underlying the Series I Warrants will be fixed at the closing of this offering.

Exercisability. The Series I Warrants will be exercisable at any time after their issuance and up to the date that is five years after their issuance. The Series I Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series I Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series I Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series I Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series I Warrants is registered on the registration statement of which this prospectus is a part. If a registration statement under the Securities Act covering the exercise of the Series I Warrants is not available in the future, then we expect that the Series I Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series I Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series I Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series I Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series I Warrant and we may not issue shares of Common Stock under a Series I Warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of a set percentage of the outstanding shares of our Common Stock. The cap will be set on the date of issuance at either 4.99% or 9.99%, at each holder’s election. If no election is made, the initial cap will be set at 4.99%. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The exercise price per share of Common Stock purchasable upon exercise of the Series I Warrants is $0.35. The exercise price of the Series I Warrants is subject to adjustments for stock splits or similar events. In addition, we may, with the consent of the “required holders” (as defined in the Series I Warrants), reduce the then current exercise price to any amount and for any period of time deemed appropriate by our board of directors. Further, if the exercise price in effect on April 1, 2017 is higher than the lowest daily volume weighted average price (as defined in the Series I Warrants) of the Common Stock on any trading day during the month of March 2017, the exercise price is reset to such lower price, but in no event lower than $0.10.

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Transferability. Subject to applicable laws, the Series I Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series I Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series I Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis.

Rights Upon Distribution. The holders of Series I Warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire its assets), at any time after the issuance of the Series I Warrants, on an “as if exercised for Common Stock” basis.

Fundamental Transactions. The Series I Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series I Warrants) unless the successor entity assumes all of our obligations under the Series I Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series I Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights as a Shareholder. Except as otherwise provided in the Series I Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series I Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Amendment and Waiver. The provisions of a Series I Warrant may be amended or waived and we may take action prohibited by the Series I Warrant, or omit to perform any act required by the Series I Warrant, only if we have obtained the written consent of the holder.

Market and Exchange Listing. The Series I Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series I Warrants on any securities exchange or market.

Description of Series J Warrants

The following is a brief summary of certain terms and conditions of the Series J Warrants offered by this prospectus supplement and is subject in all respects to the provisions contained in the Series J Warrant, a form of which is attached to this prospectus as Annex B. You should review a copy of the attached form of Series J Warrant for a complete description of the terms and conditions applicable to the warrant offered by this prospectus.

Form. The Series J Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series J Warrant Shares. An investor may elect to receive a Series J Warrant to purchase one share of Common Stock as part of one or more Units. The number of shares of Common Stock underlying the Series J Warrants will be fixed at the closing of this offering.

Exercisability. The Series J Warrants will be exercisable at any time after their issuance and up to the date that is five years after their issuance. The Series J Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series J Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series J Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series J Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series J Warrants is registered on the registration statement of which this prospectus is a part. If a registration statement under the Securities Act covering the exercise of the Series J Warrants is not available in the future, then we expect that the Series J Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series J Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series J Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series J Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series J Warrant and we may not issue shares of Common Stock under a Series J Warrant if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of a set percentage of the outstanding shares of our Common Stock. The cap will be set on the date of issuance at either 4.99% or 9.99%, at each holder’s election. If no election is made, the initial cap will be set at 4.99%. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

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Exercise Price. The additional exercise price per share of Common Stock purchasable upon exercise of the Series J Warrants is $0.01. The exercise price of the Series J Warrants is subject to adjustments for stock splits or similar events.

Transferability. Subject to applicable laws, the Series J Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series J Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series J Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised for Common Stock” basis.

Rights Upon Distribution. The holders of Series J Warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire its assets), at any time after the issuance of the Series J Warrants, on an “as if exercised for Common Stock” basis.

Fundamental Transactions. The Series J Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series J Warrants) unless the successor entity assumes all of our obligations under the Series J Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series J Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights as a Shareholder. Except as otherwise provided in the Series J Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series J Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Series J Warrant.

Amendment and Waiver. The provisions of a Series J Warrant may be amended or waived and we may take action prohibited by the Series J Warrant, or omit to perform any act required by the Series J Warrant, only if we have obtained the written consent of the holder.

Market and Exchange Listing. The Series J Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series J Warrants on any securities exchange or market.

LEGAL MATTERS

The validity of the Common Stock issued and issuable upon conversion of the exercise of the Series I Warrants and the Series J Warrants will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for the placement agents in connection with this offering.

EXPERTS

The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2014, are incorporated herein by reference in reliance on the report dated March 31, 2015 of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The consolidated financial statements of Real Goods Solar, Inc. and its subsidiaries, as of and for the year ended December 31, 2015, incorporated in this prospectus supplement and the accompanying prospectus by reference from the Real Goods Solar, Inc. Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by Hein & Associates LLP, an independent registered public accounting firm, as stated in their report incorporated herein by reference, and have been incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1(800) SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and any information that we file with the SEC subsequent to this prospectus supplement and the accompanying prospectus and prior to the termination of the offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):

•	Our Annual Report on Form 10-K for the year ended December 31, 2015, filed April 1, 2016, as amended by Amendment No. 1 to Report on Form 10-K/A, filed April 24, 2016;

•	Our Quarterly Reports on Form 10-Q for the three months ended March 31, 2016, filed May 12, 2016, the three months ended June 30, 2016, filed August 22, 2016, and the three months ended September 30, 2016, filed November 8, 2016;

•	Our Current Reports on Form 8-K (including amendments thereto) filed January 22, 2016, February 8, 2016, March 30, 2016, April 1, 2016 (other than information furnished pursuant to Item 2.02 of Form 8-K), April 6, 2016, April 7, 2016, April 15, 2016, May 16, 2016, May 27, 2016, June 2, 2016, June 8, 2016, June 27, 2016 (other than information furnished pursuant to Item 7.01 of Form 8-K), July 12, 2016, August 24, 2016, September 13, 2016, September 14, 2016, September 23, 2016, October 3, 2016, October 21, 2016, November 3, 2016, November 17, 2016, November 21, 2016 and December 2, 2016; and

•	The description of our Common Stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, or as otherwise permitted by SEC rules) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any documents that we subsequently file with the SEC will automatically update and supersede the information previously filed with the SEC and will be considered to be a part of this prospectus supplement and the accompanying prospectus from the date those documents are filed. Thus, for example, in the case of a conflict or inconsistency between information set forth in this prospectus supplement or the accompanying prospectus and information incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on the information contained in the document that was filed later.

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This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus supplement does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. We have filed certain legal documents that control the terms of the Common Stock offered by this prospectus supplement as exhibits to the registration statement. We may file certain other legal documents that control the terms of the Common Stock offered by this prospectus supplement as exhibits to reports we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copies of this prospectus supplement and the accompanying prospectus have been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with them. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, (303) 222-8300. Exhibits to these filings will not be provided unless those exhibits have been specifically incorporated by reference in this prospectus supplement.

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Annex A

FORM OF

SECURITIES PURCHASE AGREEMENT

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SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of ______ __, 2016, between, Real Goods Solar, Inc., a Colorado corporation (the “Company”), and each purchaser identified on the signature pages hereto (each, including its successors and assigns, a “Purchaser” and collectively, the “Purchasers”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), the Company desires to issue and sell to each Purchaser, and each Purchaser, severally and not jointly, desires to purchase from the Company, securities of the Company as more fully described in this Agreement.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser agree as follows:

ARTICLE I.

DEFINITIONS

1.1         Definitions.  In addition to the terms defined elsewhere in this Agreement the following terms have the meanings set forth in this Section 1.1:

“Acquiring Person” shall have the meaning ascribed to such term in Section 4.7.

“Action” shall have the meaning ascribed to such term in Section 3.1(j).

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Board of Directors” means the board of directors of the Company.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Securities pursuant to Section 2.1.

“Closing Date” means the Trading Day on which all conditions precedent to (i) the Purchasers’ obligations to pay the Subscription Amount and (ii) the Company’s obligations to deliver the Securities, in each case, have been satisfied or waived, but in no event later than the third Trading Day following the date hereof.

“Commission” means the United States Securities and Exchange Commission.

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“Common Stock” means the Class A common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Company Counsel” means Brownstein Hyatt Farber Schreck, with offices located at 410 Seventeenth Street, Suite 2200, Denver, CO 80202.

“Convertible Notes” means one or more of the Company’s Senior Secured Convertible Notes due April 1, 2019 in the aggregate original principal amount of $10,000,000.

“Disclosure Schedules” means the Disclosure Schedules of the Company delivered concurrently herewith.

“EGS” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(s).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Exempt Issuance” shall have the meaning ascribed to such term in Section 4.13(c).

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h).

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa).

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(p).

“Leakout Agreement” means the letter agreement in the form of Exhibit A attached hereto.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

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“Material Adverse Effect” shall have the meaning assigned to such term in Section 3.1(b).

“Material Permits” shall have the meaning ascribed to such term in Section 3.1(n).

“Placement Agent” means Roth Capital Partners, LLC.

“Placement Agent Warrant” means the warrant to purchase Common Stock to be issued by the Company to the Placement Agent pursuant to the terms of the Placement Agency Agreement, dated ______ __, 2016, between the Company and the Placement Agent.

“Per Share Purchase Price” means $0.22.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the final base prospectus filed for the Registration Statement.

“Prospectus Supplement” means the supplement to the Prospectus complying with Rule 424(b) of the Securities Act that is filed with the Commission and delivered by the Company to each Purchaser at the Closing.

“Purchaser Party” shall have the meaning ascribed to such term in Section 4.10.

“Registration Statement” means the effective registration statement with the Commission file No. 333-193718 which registers the sale of the Shares, the Warrants and the Warrant Shares.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e).

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Rule 424” means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

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“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h).

“Securities” means the Shares and the Warrants.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series I Warrants” means Series I Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit B-1 attached hereto.

“Series J Warrants” means Series J Prepaid Common Stock purchase warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof, which Warrants shall be exercisable immediately and have a term of exercise equal to five years, in the form of Exhibit B-2 attached hereto. The purchase price per Series J Warrant shall be the Per Share Purchase Price minus one cent.

“Shares” means the shares of Common Stock issuable to each Purchaser pursuant to this Agreement.

“Short Sales” means all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (but shall not be deemed to include the location and/or reservation of borrowable shares of Common Stock).

“Subscription Amount” means, as to each Purchaser, the aggregate amount to be paid for the Shares and Warrants purchased hereunder as specified below such Purchaser’s name on the signature page of this Agreement and next to the heading “Subscription Amount,” in United States dollars and in immediately available funds; which shall not be less than $100,000.

“Subsidiary” means any subsidiary of the Company as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of the Company formed or acquired after the date hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB or OTCQX (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Warrants, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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“Transfer Agent” means Computershare Trust Company, N.A., the current transfer agent of the Company, with a mailing address of 8742 Lucent Boulevard, Suite 225, Highlands Ranch, CO 80129 and a facsimile number of 303-226-0609, and any successor transfer agent of the Company.

“Variable Rate Transaction” shall have the meaning ascribed to such term in Section 4.13(b).

“Warrants” means, collectively, the Series I Warrants and the Series J Warrants delivered to the Purchasers at the Closing in accordance with Section 2.2(a) hereof.

“Warrant Shares” means the shares of Common Stock issuable upon exercise of the Warrants.

ARTICLE II.

PURCHASE AND SALE

2.1         Closing.  On the Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchasers, severally and not jointly, agree to purchase, up to an aggregate of (i) $____________ of Shares for each Purchaser equal to such Purchaser’s Subscription Amount for Shares as set forth on the signature page hereto executed by such Purchaser divided by the Per Share Purchase Price, and (ii) Series I Warrants and Series J Warrants, if applicable, as determined pursuant to Section 2.2(a). Each Purchaser’s Subscription Amount as set forth on the signature page hereto executed by such Purchaser shall be made available for “Delivery Versus Payment” settlement with the Company. The Company shall deliver to each Purchaser its respective Shares, and a Series I Warrant Series and, if applicable, a Series J Warrant as determined pursuant to Section 2.2(a), and the Company and each Purchaser shall deliver the other items set forth in Section 2.2 deliverable at the Closing.  Upon satisfaction of the covenants and conditions set forth in Section 2.3, the Closing shall occur at the offices of EGS or such other location as the parties shall mutually agree.  Unless otherwise directed by the Placement Agent, settlement of the Shares shall occur via “Delivery Versus Payment” (i.e., on the Closing Date, the Company shall issue the Shares registered in the Purchasers’ names and addresses and released by the Transfer Agent directly to the account(s) at the Placement Agent identified by each Purchaser; upon receipt of such Shares, the Placement Agent shall promptly electronically deliver such Shares to the applicable Purchaser, and payment therefor shall be made by the Placement Agent (or its clearing firm) by wire transfer to the Company.

2.2         Deliveries.

(a)         On or prior to the Closing Date, the Company shall deliver or cause to be delivered to each Purchaser the following:

(i)	this Agreement duly executed by the Company;

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(ii)       a legal opinion of Company Counsel, substantially in the form delivered to the Placement Agent pursuant to the terms of the Placement Agency Agreement and reasonably acceptable to the Purchasers;

(iii)       a Series I Warrant registered in the name of such Purchaser to purchase up to a number of shares of Common Stock equal to 100% of the sum of such Purchaser’s Shares plus the shares of Common Stock issuable upon exercise of such Purchaser’s Series J Warrant, if applicable, with an exercise price equal to $0.35, subject to adjustment therein;

(iv)       for those Purchasers purchasing Series J Warrants, Series J Warrants to purchase the number of shares of Common Stock set forth on the Purchaser’s signature page hereto;

(v)        the Purchaser’s respective Leakout Agreement substantially in the form of Exhibit A duly executed by the Company; and

(vi)       the Prospectus and Prospectus Supplement (which may be delivered in accordance with Rule 172 under the Securities Act).

(b)         On or prior to the Closing Date, each Purchaser shall deliver or cause to be delivered to the Company, as applicable, the following:

(i)	this Agreement duly executed by such Purchaser;

(ii)	the Purchaser’s duly executed Leakout Agreement substantially in the form of Exhibit A ; and

(iii)         such Purchaser’s Subscription Amount which shall be made available for “Delivery Versus Payment” settlement with the Company.

2.3         Closing Conditions.

(a)         The obligations of the Company hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) on the Closing Date of the representations and warranties of the Purchasers contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of each Purchaser required to be performed at or prior to the Closing Date shall have been performed; and

(iii)       the delivery by each Purchaser of the items set forth in Section 2.2(b) of this Agreement.

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(b)         The respective obligations of the Purchasers hereunder in connection with the Closing are subject to the following conditions being met:

(i)       the accuracy in all material respects (or, to the extent representations or warranties are qualified by materiality or Material Adverse Effect, in all respects) when made and on the Closing Date of the representations and warranties of the Company contained herein (unless as of a specific date therein in which case they shall be accurate as of such date);

(ii)       all obligations, covenants and agreements of the Company required to be performed at or prior to the Closing Date shall have been performed;

(iii)       the delivery by the Company of the items set forth in Section 2.2(a) of this Agreement;

(iv)       there shall have been no Material Adverse Effect with respect to the Company since the date hereof; and

(v)        from the date hereof to the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or the Company’s principal Trading Market, and, at any time prior to the Closing Date, trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by such service, or on any Trading Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of such Purchaser, makes it impracticable or inadvisable to purchase the Securities at the Closing.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES

3.1         Representations and Warranties of the Company.  Except as set forth in the Disclosure Schedules, which Disclosure Schedules shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedules, the Company hereby makes the following representations and warranties to each Purchaser:

(a)         Subsidiaries.  All of the direct and indirect subsidiaries of the Company are set forth on Schedule 3.1(a).  Except as set forth on Schedule 3.1(a), the Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities.  If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

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(b)        Organization and Qualification.  The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted.  Neither the Company nor any Subsidiary is in violation nor default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents.  Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in: (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document (any of (i), (ii) or (iii), a “Material Adverse Effect”) and no Proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)         Authorization; Enforcement.  The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder.  The execution and delivery of this Agreement and each of the other Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s shareholders in connection herewith or therewith other than in connection with the Required Approvals.  This Agreement and each other Transaction Document to which it is a party has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

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(d)         No Conflicts.  The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) after obtaining the Required Approvals, conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a Material Adverse Effect.

(e)         Filings, Consents and Approvals.  The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents, other than: (i) the filings required pursuant to Section 4.6 of this Agreement, (ii) the filing with the Commission of the Prospectus Supplement, (iii) the notice and/or application(s) to each applicable Trading Market for the issuance and sale of the Securities and the listing of the Warrant Shares for trading thereon in the time and manner required thereby, (iv) any such consent, waiver, authorization or order of, notice to, or filing or registration with the Financial Industry Regulatory Authority, Inc., or under state securities or Blue Sky laws, and (v) as set forth in Schedule 3.1(g) (collectively, the “Required Approvals”).

(f)          Issuance of the Securities; Registration.  The Securities are duly authorized and, when issued and paid for in accordance with the applicable Transaction Documents, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Warrant Shares, when issued in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company.  The Company has reserved from its duly authorized capital stock a number of shares of Common Stock issuable pursuant to this Agreement and the maximum number of shares of Common Stock issuable upon exercise of the Warrants.  The Company has prepared and filed the Registration Statement in conformity with the requirements of the Securities Act, which became effective on February 10, 2014 (the “Effective Date”), including the Prospectus, and such amendments and supplements thereto as may have been required to the date of this Agreement.  The Registration Statement is effective under the Securities Act and no stop order preventing or suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued by the Commission and no proceedings for that purpose have been instituted or, to the knowledge of the Company, are threatened by the Commission.  The Company, if required by the rules and regulations of the Commission, shall file the Prospectus Supplement with the Commission pursuant to Rule 424(b).  At the time the Registration Statement and any amendments thereto became effective, at the date of this Agreement and at the Closing Date, the Registration Statement and any amendments thereto conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendments or supplements thereto, at the time the Prospectus or any amendment or supplement thereto was issued and at the Closing Date, conformed and will conform in all material respects to the requirements of the Securities Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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(g)         Capitalization.  The capitalization of the Company is as set forth on Schedule 3.1(g).  The Company has not issued any capital stock since its most recently filed periodic report under the Exchange Act, other than pursuant to the exercise of employee stock options under the Company’s stock option plans, the issuance of shares of Common Stock to employees pursuant to the Company’s employee stock purchase plans and pursuant to the conversion and/or exercise of Common Stock Equivalents outstanding as of the date of the most recently filed periodic report under the Exchange Act.  Except as set forth in Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.  Except as set forth in Schedule 3.1(g) and as a result of the purchase and sale of the Securities, there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or the capital stock of any Subsidiary, or contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to issue additional shares of Common Stock or Common Stock Equivalents or capital stock of any Subsidiary.  Except as set forth in Schedule 3.1(g), the issuance and sale of the Securities will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any Person (other than the Purchasers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under any of such securities.  Except as set forth in Schedule 3.1(g), there are no outstanding securities or instruments of the Company or any Subsidiary that contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any Subsidiary is or may become bound to redeem a security of the Company or such Subsidiary.  Except as set forth in Schedule 3.1(g), the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement.  All of the outstanding shares of capital stock of the Company are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  No further approval or authorization of any shareholder, the Board of Directors or others is required for the issuance and sale of the Securities.  Except as set forth in Schedule 3.1(g), there are no shareholders’ agreements, voting agreements or other similar agreements with respect to the Company’s capital stock to which the Company is a party or, to the knowledge of the Company, between or among any of the Company’s shareholders.

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(h)         SEC Reports; Financial Statements.  The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, together with the Prospectus and the Prospectus Supplement, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The Company has never been an issuer subject to Rule 144(i) under the Securities Act.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

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(i)          Material Changes; Undisclosed Events, Liabilities or Developments.  Since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in a subsequent SEC Report filed prior to the date hereof or as set forth in Schedule 3.1(i): (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its shareholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans. The Company does not have pending before the Commission any request for confidential treatment of information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, no event, liability, fact, circumstance, occurrence or development has occurred or exists or is reasonably expected to occur or exist with respect to the Company or its Subsidiaries or their respective businesses, prospects, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least 1 Trading Day prior to the date that this representation is made.

(j)          Litigation.  There is no action, suit, inquiry, notice of violation, proceeding or investigation pending or, to the knowledge of the Company, threatened against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) (collectively, an “Action”) which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents, the Securities or the Warrant Shares or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect.  Except as set forth in Schedule 3.1(j), neither the Company nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. Except as set forth in Schedule 3.1(j), there has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the Commission involving the Company or any current or former director or officer of the Company.  The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

(k)         Labor Relations.  No labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company, which could reasonably be expected to result in a Material Adverse Effect.  None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good.  To the knowledge of the Company, no executive officer of the Company of any Subsidiary, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(l)          Compliance.  Except as set forth on Schedule 3.1(l),neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

(m)        Environmental Laws.  The Company and its Subsidiaries (i) are in compliance with all federal, state, local and foreign laws relating to pollution or protection of human health or the environment (including ambient air, surface water, groundwater, land surface or subsurface strata), including laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands, or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations, issued, entered, promulgated or approved thereunder (“Environmental Laws”); (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; and (iii) are in compliance with all terms and conditions of any such permit, license or approval other than with respect to such non-compliance or failure to receive permits, licenses or other approvals that could not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(n)         Regulatory Permits.  The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect (“Material Permits”), and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any Material Permit.

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(o)         Title to Assets.  Except as set forth on Schedule 3.1(o), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of the Company and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and, the payment of which is neither delinquent nor subject to penalties.  Any real property and facilities held under lease by the Company and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance other than with respect to such non-compliance that could not be reasonably expected to have a Material Adverse Effect.

(p)         Intellectual Property.  The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Reports as necessary or required for use in connection with their respective businesses and which the failure to so have could have a Material Adverse Effect (collectively, the “Intellectual Property Rights”).  None of, and neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement.  Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Reports, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as could not have or reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)         Insurance.  Except as set forth on Schedule 3.1(q), the Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to the aggregate Subscription Amount.  Neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business without a significant increase in cost.

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(r)          Transactions With Affiliates and Employees.  Except as set forth in the SEC Reports, none of the officers or directors of the Company or any Subsidiary and, to the knowledge of the Company, none of the employees of the Company or any Subsidiary is presently a party to any transaction with the Company or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, shareholder, member or partner, in each case in excess of $120,000 other than for: (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

(s)         Sarbanes-Oxley; Internal Accounting Controls.  The Company and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the date hereof and as of the Closing Date.  The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms.  The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company and its Subsidiaries.

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(t)          Certain Fees.  Except as set forth in the Prospectus Supplement, no brokerage or finder’s fees or commissions are or will be payable by the Company or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents.  The Purchasers shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by the Transaction Documents.

(u)         Investment Company. The Company is not, and is not an Affiliate of, and immediately after receipt of payment for the Securities, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.  The Company shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)         Registration Rights.  Except as set forth on Schedule 3.1(v), no Person has any right to cause the Company or any Subsidiary to effect the registration under the Securities Act of any securities of the Company or any Subsidiary.

(w)        Listing and Maintenance Requirements.  The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has the Company received any notification that the Commission is contemplating terminating such registration.  Except as set forth on Schedule 3.1(w), the Company has not, in the 12 months preceding the date hereof, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. Except as set forth on Schedule 3.1(w), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and the Company is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)         Application of Takeover Protections.  The Company and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s certificate of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Purchasers as a result of the Purchasers and the Company fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of the Company’s issuance of the Securities and the Warrant Shares and the Purchasers’ ownership of the Securities and the Warrant Shares.

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(y)         Disclosure.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Company confirms that neither it nor any other Person acting on its behalf has provided any of the Purchasers or their agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Prospectus Supplement.  The Company understands and confirms that the Purchasers will rely on the foregoing representation in effecting transactions in securities of the Company.  All of the disclosure furnished by or on behalf of the Company to the Purchasers regarding the Company and its Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules to this Agreement, is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.   The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading.  The Company acknowledges and agrees that no Purchaser makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.2 hereof.

(z)         No Integrated Offering. Assuming the accuracy of the Purchasers’ representations and warranties set forth in Section 3.2, neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to be integrated with prior offerings by the Company for purposes of any applicable shareholder approval provisions of any Trading Market on which any of the securities of the Company are listed or designated.

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(aa)       Solvency.  Based on the consolidated financial condition of the Company as of the Closing Date, after giving effect to the receipt by the Company of the proceeds from the sale of the Securities hereunder: (i) the fair saleable value of the Company’s assets exceeds the amount that will be required to be paid on or in respect of the Company’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of the Company, together with the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid.  The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).  The Company has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the Closing Date.  Schedule 3.1(aa) sets forth as of the date hereof all outstanding secured and unsecured Indebtedness of the Company or any Subsidiary, or for which the Company or any Subsidiary has commitments.  For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in the Company’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of $50,000 due under leases required to be capitalized in accordance with GAAP.  Neither the Company nor any Subsidiary is in default with respect to any Indebtedness.

(bb)      Tax Status.      Except as set forth on Schedule 3.1(bb) and for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Company and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  Except as set forth on Schedule 3.1(bb), there are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company or of any Subsidiary know of no basis for any such claim.

(cc)       Foreign Corrupt Practices.  Neither the Company nor any Subsidiary, nor to the knowledge of the Company or any Subsidiary, any agent or other person acting on behalf of the Company or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company or any Subsidiary (or made by any person acting on its behalf of which the Company is aware) which is in violation of law or (iv) violated in any material respect any provision of FCPA.

(dd)      Accountants.  The Company’s accounting firm is set forth on Schedule 3.1(dd) of the Disclosure Schedules.  To the knowledge and belief of the Company, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in the Company’s Annual Report for the fiscal year ending December 31, 2016.

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(ee)       Acknowledgment Regarding Purchasers’ Purchase of Securities.  The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby.  The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to the Purchasers’ purchase of the Securities.  The Company further represents to each Purchaser that the Company’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by the Company and its representatives.

(ff)        Acknowledgment Regarding Purchaser’s Trading Activity.  Anything in this Agreement or elsewhere herein to the contrary notwithstanding (except for Sections 3.2(f) and 4.15 hereof), it is understood and acknowledged by the Company that: (i) none of the Purchasers has been asked by the Company to agree, nor has any Purchaser agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities or Warrant Shares for any specified term, (ii) past or future open market or other transactions by any Purchaser, specifically including, without limitation, Short Sales or “derivative” transactions, before or after the closing of this or future private placement transactions, may negatively impact the market price of the Company’s publicly-traded securities, (iii) any Purchaser, and counter-parties in “derivative” transactions to which any such Purchaser is a party, directly or indirectly, may presently have a “short” position in the Common Stock and (iv) each Purchaser shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any “derivative” transaction.  The Company further understands and acknowledges that (y) one or more Purchasers may engage in hedging activities at various times during the period that the Securities and the Warrant Shares are outstanding, and (z) such hedging activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging activities are being conducted.  The Company acknowledges that such aforementioned hedging activities do not constitute a breach of any of the Transaction Documents.

(gg)      Regulation M Compliance.  The Company has not, and to its knowledge no one acting on its behalf has, within the restricted period required by Regulation M, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities and the Warrant Shares, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities or Warrant Shares, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company, other than, in the case of clauses (ii) and (iii), compensation paid to the Company’s placement agent in connection with the placement of the Securities.

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(hh)      Stock Option Plans. Each stock option granted by the Company under the Company’s stock option plan was granted (i) in accordance with the terms of the Company’s stock option plan and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated.  The Company has not knowingly granted, and there is no and has been no Company policy or practice to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(ii)         Office of Foreign Assets Control.  Neither the Company nor any Subsidiary nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any Subsidiary is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”).

(jj)         U.S. Real Property Holding Corporation.  The Company is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company shall so certify upon Purchaser’s request.

(kk)       Bank Holding Company Act.  Neither the Company nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”).  Neither the Company nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, 5% or more of the outstanding shares of any class of voting securities or 25% or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.  Neither the Company nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ll)         Money Laundering.  The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action or Proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or any Subsidiary, threatened.

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3.2         Representations and Warranties of the Purchasers.  Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

(a)         Organization; Authority.  Such Purchaser is either an individual or an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of the Transaction Documents and performance by such Purchaser of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of such Purchaser.  Each Transaction Document to which it is a party has been duly executed by such Purchaser, and when delivered by such Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

(b)         Understandings or Arrangements.  Such Purchaser is acquiring the Securities and the Warrant Share as principal for its own account and has no direct or indirect arrangement or understandings with any other persons to distribute or regarding the distribution of such Securities or Warrant Shares (this representation and warranty not limiting such Purchaser’s right to sell the Securities or the Warrant Shares in compliance with applicable federal and state securities laws).  Such Purchaser is acquiring the Securities and the Warrant Shares in the ordinary course of its business.

(c)         Purchaser Status.  At the time such Purchaser was offered the Securities, it was, and as of the date hereof it is, and on each date on which it exercises any Warrants it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)         Experience of Such Purchaser.  Such Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Securities and the Warrant Shares, and has so evaluated the merits and risks of such investment.  Such Purchaser is able to bear the economic risk of an investment in the Securities and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

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(e)         Access to Information. Such Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded, (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the Warrant Shares and the merits and risks of investing in the Securities and the Warrant Shares; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.  Such Purchaser acknowledges and agrees that neither the Placement Agent nor any Affiliate of the Placement Agent has provided such Purchaser with any information or advice with respect to the Securities nor is such information or advice necessary or desired.  Neither the Placement Agent nor any Affiliate has made or makes any representation as to the Company or the quality of the Securities or the Warrant Shares and the Placement Agent and any Affiliate may have acquired non-public information with respect to the Company which such Purchaser agrees need not be provided to it.  In connection with the issuance of the Securities and the Warrant Shares to such Purchaser, neither the Placement Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Purchaser.

(f)          Certain Transactions and Confidentiality.  Other than consummating the transactions contemplated hereunder, such Purchaser has not directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with such Purchaser, executed any purchases or sales, including Short Sales, of the securities of the Company during the period commencing as of the time that such Purchaser first received a term sheet (written or oral) from the Company or any other Person representing the Company setting forth the material pricing terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the representation set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement or the Warrant Shares.  Other than to other Persons party to this Agreement or to such Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and Affiliates, such Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). Notwithstanding the foregoing, for avoidance of doubt, nothing contained herein shall constitute a representation or warranty, or preclude any actions, with respect to the identification of the availability of, or securing of, available shares to borrow in order to effect Short Sales or similar transactions in the future.

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The Company acknowledges and agrees that the representations contained in this Section 3.2 shall not modify, amend or affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transactions contemplated hereby.

ARTICLE IV.

OTHER AGREEMENTS OF THE PARTIES

4.1         Warrant Shares. If all or any portion of a Warrant is exercised at a time when there is an effective registration statement to cover the issuance or resale of the Warrant Shares or if the Warrant is exercised via cashless exercise, the Warrant Shares issued pursuant to any such exercise shall be issued free of all legends.  If at any time following the date hereof the Registration Statement (or any subsequent registration statement registering the sale or resale of the Warrant Shares) is not effective or is not otherwise available for the sale or resale of the Warrant Shares, the Company shall immediately notify the holders of the Warrants in writing that such registration statement is not then effective and thereafter shall promptly notify such holders when the registration statement is effective again and available for the sale or resale of the Warrant Shares (it being understood and agreed that the foregoing shall not limit the ability of the Company to issue, or any Purchaser to sell, any of the Warrant Shares in compliance with applicable federal and state securities laws).  The Company shall use best efforts to keep a registration statement (including the Registration Statement) registering the issuance or resale of the Warrant Shares effective during the term of the Warrants.

4.2         Acknowledgment of Dilution.  The Company acknowledges that the issuance of the Securities and the Warrant Shares may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions.  The Company further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Warrant Shares pursuant to exercise of the Warrants, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim the Company may have against any Purchaser and regardless of the dilutive effect that such issuance may have on the ownership of the other shareholders of the Company.

4.3         Furnishing of Information; Public Information.  Until the earliest of the time that (i) no Purchaser owns Securities or (ii) the Warrants have expired, the Company covenants to maintain the registration of the Common Stock under Section 12(b) or 12(g) of the Exchange Act and to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act even if the Company is not then subject to the reporting requirements of the Exchange Act.

4.4         Integration.  The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

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4.5         Exercise Procedures.  The Warrants set forth the totality of the procedures required of the Purchasers in order to exercise the Warrants.  Without limiting the preceding sentences, no ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise form be required in order to exercise the Warrants.  No additional legal opinion, other information or instructions shall be required of the Purchasers to exercise their Warrants.  The Company shall honor exercises of the Warrants and shall deliver Warrant Shares in accordance with the terms, conditions and time periods set forth in the Transaction Documents.

4.6         Securities Laws Disclosure; Publicity.  The Company shall: (a) by 9:00 a.m. (New York City time) on the Trading Day immediately following the date hereof, issue a press release disclosing the material terms of the transactions contemplated hereby; and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act.  From and after the issuance of such press release, the Company represents to the Purchasers that it shall have publicly disclosed all material, non-public information delivered to any of the Purchasers by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated by the Transaction Documents. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and any of the Purchasers or any of their Affiliates on the other hand, shall terminate. The Company and each Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Purchaser shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of any Purchaser, or without the prior consent of each Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Purchaser, or include the name of any Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of such Purchaser, except: (a) as required by federal securities law in connection with the filing of final Transaction Documents with the Commission; and (b) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchasers with prior notice of such disclosure permitted under this clause (b).

4.7         Shareholder Rights Plan.  No claim will be made or enforced by the Company or, with the consent of the Company, any other Person, that any Purchaser is an “Acquiring Person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by the Company, or that any Purchaser could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving Securities or Warrant Shares under the Transaction Documents or under any other agreement between the Company and the Purchasers.

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4.8         Non-Public Information.  Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, which shall be disclosed pursuant to Section 4.4, the Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Purchaser or its agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto such Purchaser shall have consented to the receipt of such information and agreed with the Company to keep such information confidential.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.  To the extent that the Company delivers any material, non-public information to a Purchaser without such Purchaser’s consent, the Company hereby covenants and agrees that such Purchaser shall not have any duty of confidentiality to the Company, any of its Subsidiaries, or any of their respective officers, directors, agents, employees or Affiliates, or a duty to the Company, or any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates not to trade on the basis of, such material, non-public information, provided that the Purchaser shall remain subject to applicable law. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.  The Company understands and confirms that each Purchaser shall be relying on the foregoing covenant in effecting transactions in securities of the Company.

4.9         Use of Proceeds.  The Company shall use the net proceeds from the sale of the Securities hereunder as described in the Prospectus Supplement under “Use of Proceeds” and shall not use such proceeds in violation of FCPA or OFAC regulations.

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4.10       Indemnification of Purchasers.   Subject to the provisions of this Section 4.10, the Company will indemnify and hold each Purchaser and its directors, officers, shareholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, shareholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling persons (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or in the other Transaction Documents or (b) any action instituted against the Purchaser Parties in any capacity, or any of them or their respective Affiliates, by any shareholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by the Transaction Documents (unless such action is based upon a breach of such Purchaser Party’s representations, warranties or covenants under the Transaction Documents or any agreements or understandings such Purchaser Party may have with any such shareholder or any violations by such Purchaser Party of state or federal securities laws or any conduct by such Purchaser Party which constitutes fraud, gross negligence, willful misconduct or malfeasance).  If any action shall be brought against any Purchaser Party in respect of which indemnity may be sought pursuant to this Agreement, such Purchaser Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the Purchaser Party.  Any Purchaser Party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Purchaser Party except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of the Company and the position of such Purchaser Party, in which case the Company shall be responsible for the reasonable fees and expenses of no more than one such separate counsel.  The Company will not be liable to any Purchaser Party under this Agreement (y) for any settlement by a Purchaser Party effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 4.10 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Purchaser Party against the Company or others and any liabilities the Company may be subject to pursuant to law.

4.11       Reservation and Listing of Securities.

(a)         The Company shall maintain a reserve from its duly authorized shares of Common Stock for issuance pursuant to the Transaction Documents in such amount as may then be required to fulfill its obligations in full under the Transaction Documents.

(b)         The Company shall, if applicable: (i) in the time and manner required by the principal Trading Market, prepare and file with such Trading Market an additional shares listing application covering a number of shares of Common Stock at least equal to the Shares and Warrant Shares on the date of such application, (ii) take all steps necessary to cause such shares of Common Stock to be approved for listing or quotation on such Trading Market as soon as possible thereafter, (iii) provide to the Purchasers evidence of such listing or quotation and (iv) maintain the listing or quotation of such Common Stock on such Trading Market or another Trading Market. The Company agrees to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

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4.12       [RESERVED]

4.13       Subsequent Equity Sales.

(a)         From the date hereof until 30 calendar days after the Closing Date, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents. From the 31st calendar day after the Closing Date and ending on February 15, 2017, neither the Company nor any Subsidiary shall issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or Common Stock Equivalents at an effective price per share less than 110% of the Per Share Purchase Price.

(b)         From the date hereof until January 27, 2017, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction. “Variable Rate Transaction” means a transaction in which the Company issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (i) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (ii) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock. For a period of one year from the Closing Date, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving an equity line of credit, at-the-market offering (as defined in SEC Rule 415) or similarly structured transaction, whereby the Company may issue securities at a future determined price.   Any Purchaser shall be entitled to obtain injunctive relief against the Company to preclude any such issuance, which remedy shall be in addition to any right to collect damages.

(c)         Notwithstanding the foregoing, this Section 4.13 shall not apply in respect of an Exempt Issuance, except that no Variable Rate Transaction shall be an Exempt Issuance, other than Exempt Issuances under clause (iii) of the definition thereof. “Exempt Issuance” means the issuance of: (i) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose for services rendered to the Company; (ii) the Placement Agent Warrant; (iii) securities upon the exercise, exchange or conversion of the Securities, the Warrant Shares or the Placement Agent Warrant and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement (including, but not limited to, the Convertible Notes); provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities (other than in connection with stock splits or combinations; for the avoidance of doubt, a voluntary reduction of the conversion price of the Convertible Notes pursuant to Section 7(b) of the Convertible Notes shall not constitute such a prohibited amendment) or to extend the term of such securities; (iv) up to 250,000 shares of Common Stock issued pursuant to an exemption from registration under the Securities Act to the lender, or any successor thereto, who is a party to any revolving credit facility outstanding prior to the date of this Agreement; and (v) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities.

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4.14       Equal Treatment of Purchasers.  No consideration (including any modification of any Transaction Document) shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of the Transaction Documents unless the same consideration is also offered to all of the parties to such Transaction Documents. For clarification purposes, this provision constitutes a separate right granted to each Purchaser by the Company and negotiated separately by each Purchaser, and is intended for the Company to treat the Purchasers as a class and shall not in any way be construed as the Purchasers acting in concert or as a group with respect to the purchase, disposition or voting of the Securities or Warrant Shares or otherwise.

4.15       Certain Transactions and Confidentiality. Each Purchaser, severally and not jointly with the other Purchasers, covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it, will execute any purchases or sales, including Short Sales, of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6.  Each Purchaser, severally and not jointly with the other Purchasers, covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by the Company pursuant to the initial press release as described in Section 4.6, such Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules.  Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, the Company expressly acknowledges and agrees that (i) no Purchaser makes any representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6, (ii) no Purchaser shall be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 4.6 and (iii) no Purchaser shall have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 4.6.  Notwithstanding the foregoing, in the case of a Purchaser that is a multi-managed investment vehicle whereby separate portfolio managers manage separate portions of such Purchaser’s assets and the portfolio managers have no direct knowledge of the investment decisions made by the portfolio managers managing other portions of such Purchaser’s assets, the covenant set forth above shall only apply with respect to the portion of assets managed by the portfolio manager that made the investment decision to purchase the Securities covered by this Agreement or the Warrant Shares.

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ARTICLE V.

MISCELLANEOUS

5.1         Termination.  This Agreement may be terminated by any Purchaser, as to such Purchaser’s obligations hereunder only and without any effect whatsoever on the obligations between the Company and the other Purchasers, by written notice to the other parties, if the Closing has not been consummated on or before December 15, 2016; provided, however, that such termination will not affect the right of any party to sue for any breach by any other party (or parties).

5.2         Fees and Expenses.  Except as expressly set forth in the Transaction Documents to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.  The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any conversion or exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of any Securities or Warrant Shares to the Purchasers.

5.3         Entire Agreement.  The Transaction Documents, together with the exhibits and schedules thereto, the Prospectus and the Prospectus Supplement, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

5.4         Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto at or prior to 5:30 p.m. (New York City time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile or email attachment at the facsimile number or email address as set forth on the signature pages attached hereto on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (c) the second (2nd) Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given.  The address, facsimile number and email address for such notices and communications shall be as set forth on the signature pages attached hereto. To the extent that any notice provided pursuant to any Transaction Document constitutes, or contains, material, non-public information regarding the Company or any Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.

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5.5         Amendments; Waivers.  No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company and Purchasers which purchased (or prior to the Closing Date, agreed to purchase) at least 50.1% in interest of the Shares based on the initial Subscription Amounts hereunder, provided that if any amendment, modification or waiver disproportionately and adversely impacts a Purchaser (or group of Purchasers), the consent of such disproportionately impacted Purchaser (or group of Purchasers) shall also be required.  No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right. Any proposed amendment or waiver that disproportionately, materially and adversely affects the rights and obligations of any Purchaser relative to the comparable rights and obligations of the other Purchasers shall require the prior written consent of such adversely affected Purchaser.  Any amendment effected in accordance with accordance with this Section 5.5 shall be binding upon each Purchaser and subsequent holder of Securities and Warrant Shares and the Company.

5.6         Headings.  The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

5.7         Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns.  The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Purchaser (other than by merger).  Any Purchaser may assign any or all of its rights under this Agreement to any Person to whom such Purchaser assigns or transfers any Securities or Warrant Shares, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities or Warrant Shares, by the provisions of the Transaction Documents that apply to the “Purchasers.”

5.8         No Third-Party Beneficiaries.  The Placement Agent shall be the third party beneficiary of the representations and warranties of the Purchasers in Section 3.2.  This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4.10 and this Section 5.8.

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5.9         Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.  Each party agrees that all legal Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any Action or Proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such Action or Proceeding is improper or is an inconvenient venue for such Proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such Action or Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.   If any party shall commence an Action or Proceeding to enforce any provisions of the Transaction Documents, then, in addition to the obligations of the Company under Section 4.10, the prevailing party in such Action or Proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Action or Proceeding.

5.10       Survival.  The representations and warranties contained herein shall survive the Closing and the delivery of the Securities.

5.11       Execution.  This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

5.12       Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

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5.13       Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights; provided, however, that in the case of a rescission of an exercise of a Warrant, the applicable Purchaser shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to such Purchaser of the aggregate exercise price paid to the Company for such shares and the restoration of such Purchaser’s right to acquire such shares pursuant to such Purchaser’s Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).

5.14       Replacement of Securities.  If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction.  The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement Securities.

5.15       Remedies.  In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Purchasers and the Company will be entitled to specific performance under the Transaction Documents.  The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any Action for specific performance of any such obligation the defense that a remedy at law would be adequate.

5.16       Payment Set Aside. To the extent that the Company makes a payment or payments to any Purchaser pursuant to any Transaction Document or a Purchaser enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

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5.17       Independent Nature of Purchasers’ Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance or non-performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any Proceeding for such purpose.  Each Purchaser has been represented by its own separate legal counsel in its review and negotiation of the Transaction Documents.  For reasons of administrative convenience only, each Purchaser and its respective counsel have chosen to communicate with the Company through EGS.  EGS does not represent any of the Purchasers and only represents the Placement Agent.  The Company has elected to provide all Purchasers with the same terms and Transaction Documents for the convenience of the Company and not because it was required or requested to do so by any of the Purchasers.  It is expressly understood and agreed that each provision contained in this Agreement and in each other Transaction Document is between the Company and a Purchaser, solely, and not between the Company and the Purchasers collectively and not between and among the Purchasers.

5.18       Saturdays, Sundays, Holidays, etc.      If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

5.19       Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto.  In addition, each and every reference to share prices and shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement.

5.20       WAIVER OF JURY TRIAL.  IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

(Signature Pages Follow)

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IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

real goods solar, inc.		Address for Notice:

By:		Fax:
Name:
Title:

With a copy to (which shall not constitute notice):

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

SIGNATURE PAGE FOR PURCHASER FOLLOWS]

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[PURCHASER SIGNATURE PAGES TO rgse SECURITIES PURCHASE AGREEMENT]

IN WITNESS WHEREOF, the undersigned have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Name of Purchaser: ________________________________________________________

Signature of Authorized Signatory of Purchaser: __________________________________

Name of Authorized Signatory: ____________________________________________________

Title of Authorized Signatory: _____________________________________________________

Email Address of Authorized Signatory: _____________________________________________

Facsimile Number of Authorized Signatory: __________________________________________

Address for Notice to Purchaser:

Address for Delivery of Warrants to Purchaser (if not same as address for notice):

DWAC for Shares: _____________

Subscription Amount for Shares: _____________ Number of Shares:______________

Subscription Amount for Series J Warrants:________________ Number of Series J Warrants:_________

Series I Warrant Shares: _________________

I elect for my Warrants to have a ____4.99% or _____9.99% initial beneficial ownership blocker (if you do not make an election your Warrants will have a 4.99% blocker)

EIN Number: _______________________

☐ Notwithstanding anything contained in this Agreement to the contrary, by checking this box (i) the obligations of the above-signed to purchase the securities set forth in this Agreement to be purchased from the Company by the above-signed, and the obligations of the Company to sell such securities to the above-signed, shall be unconditional and all conditions to Closing shall be disregarded, (ii) the Closing shall occur on the third (3rd) Trading Day following the date of this Agreement and (iii) any condition to Closing contemplated by this Agreement (but prior to being disregarded by clause (i) above) that required delivery by the Company or the above-signed of any agreement, instrument, certificate or the like or purchase price (as applicable) shall no longer be a condition and shall instead be an unconditional obligation of the Company or the above-signed (as applicable) to deliver such agreement, instrument, certificate or the like or purchase price (as applicable) to such other party on the Closing Date.

[SIGNATURE PAGES CONTINUE]

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Disclosure Schedule to Securities Purchase Agreement

Dated December 7, 2016

Schedule 3.1(a) Subsidiaries

Entity Name	State or country of Incorporation or Registration

Alteris Renewables, Inc.	Delaware	1
Elemental Energy LLC	Hawaii	1
Real Goods Energy Tech, Inc.	Colorado	1
Real Goods Solar, Inc.	Colorado
RGS Financing, Inc.	Colorado	1
Mercury Energy, Inc.	Delaware	1
Real Goods Solar, Inc. - Mercury Solar	New York	2

Other entities without material assets

Alteris RPS, LLC	Delaware	3
Real Goods Syndicated, Inc.	Delaware	1
Richmond Peck Solar Farm, LLC	Delaware	3
Sunetric Management LLC	Delaware	4
Mercury Commercial Solar Fund I, LLC	New York	2
Mercury Solar Birch, LLC	Delaware	2
Mercury Solar, Cedar, LLC	Delaware	2
Mercury Solar Pine, LLC	Delaware	2
Mercury Residential Solar Fund I, LLC	New York	2
RGS Energy, LLC	Puerto Rico	2
RGS Energy Asset Management, LLC	Delaware	1
RGS Capital, Inc.	Delaware	1

1. Subsidiary of Real Goods Solar, Inc.
2. Subsidiary of Mercury Energy, Inc.
3. Subsidiary of Alteris Renewables, Inc.
4. Subsidiary of Elemental Energy, LLC

The Company has granted a security interest in substantially all its and its subsidiaries’ assets to Solar Solutions Distribution, LLC to secure obligations under the Company’s revolving line of credit.

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Schedule 3.1(g) Capitalization

Capitalization schedule – Authorized and outstanding as of December 7, 2016

Class/Category	Authorized/ Reserved	Outstanding
Total authorized shares	250,000,000	-
Preferred Stock	50,000,000	-
Class A Common Stock	150,000,000	16,772,721
Warrants (for Class A Common Stock)	-	937,695
Stock Options	1,576,068	5,263
		17,715,679

Rights of participation

The Company is a party to three prior Securities Purchase Agreements noted below (the “Prior SPAs”):

SPA Date	Party	Party	Participation Rights	Prior Consent Required For Subsequent Placements
1-Apr-16	The Company	As designated in SPA	Yes	Yes
26-Jun-15	The Company	As designated in SPA	Yes	Yes
23-Feb-15	The Company	As designated in SPA	Yes	No

Each of the Prior SPAs contain “participation rights” requiring the Company to offer the counter parties the right to participate, to defined participation levels, in any “Subsequent Placement.” Generally, Subsequent Placements are defined as:

Directly or indirectly, offering, selling, granting any option to purchase, or otherwise disposing of (or announcing any offering, sale, granting or any option to purchase or other disposition of) any of the Company’s or its subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of the Company’s Class A common stock, par value $0.0001 per share (“Common Stock”) or Common Stock equivalents.

The Company intends to satisfy or obtain waivers of these participation rights in connection with the transactions contemplated by this Agreement.

The Securities Purchase Agreement dated June 26, 2015 prohibits the Company from, without the prior written consent of the “Required Holders” (as defined therein), issuing or selling any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock until the two-year anniversary of the closing date of the transaction, subject to certain conditions and exceptions.

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Outstanding options, warrants

Outstanding Options, Warrants	Current Exercise Price	Outstanding
Stock options	$47.60-$ 1,552	5,263	Options outstanding under the Company’s 2008 stock option plan
June 2013 Warrants	$9.78	379,000	Formula anti-dilution (shares and exercise price); purchase rights for pro-rata issuances; redemption for fundamental transactions and going private
November 2013 warrants	$1,364.00	12,538	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption for fundamental transactions and going private
June, 2014 Warrants	$1,276.00	2,251	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption for fundamental transactions and going private
Feb 2015 A & C Warrants	$200.00	161	Full ratchet anti-dilution (exercise price); purchase rights for pro-rata issuances; adjustment of shares and exercise price for splits; redemption in certain circumstances in fundamental transactions
Feb 2015 Westpark warrants	$200.00	1,400	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; redemption in certain circumstances in fundamental transactions
SVB Warrants	$324-$ 944	1,247	Ratchet for 12 months (expired); Adjustment of shares and exercise price for splits
June 2015 Series F warrants	$24.80	20,548	One time adjustment of exercise price on July 9, 2015; adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances
June 2015 Westpark warrants	$24.80	5,479	Adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances; adjustment of exercise price for splits; purchase rights for pro-rata issuances
April 2016 Series G Warrants	$16.56	248,973	One time adjustment of exercise price on April 1, 2017; adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances
April 2016 Roth Warrants	$16.56	42,325	One time adjustment of exercise price on April 1, 2017; adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances
September 2016 Series H Warrants	$5.50	223,632	One time adjustment of exercise price on date all Convertible Notes are paid-off; adjustment of shares and exercise price for splits; purchase rights for pro-rata issuances
September 2016 Underwriter Warrants	$1,000.00	140	Includes 90,177 Class A Common shares, and 25,454 Series H Warrants (see above)

In June 2013 the Company issued warrants originally exercisable to purchase 1,683,488 shares (pre reverse stock splits) of Common Stock (the “June 2013 Warrants), which contain a “formula” anti-dilution provision as well as a provision adjusting the shares and conversion price for stock splits, reverse stock splits and the like. There are currently a total of 379,000 shares of Common Stock issuable upon the exercise of the June 2013 Warrants at an exercise price of $9.78 per share, after adjusting for the applicable reverse stock splits and subsequent issuances of securities but prior to giving effect to the securities issuable under this Agreement.

In addition, there are warrants to purchase 161 shares of Common Stock issued in February 2015 currently outstanding with the right to have their exercise price adjusted to the price of the securities issued under this Agreement.

Convertible Notes

Outstanding Convertible Notes	Current Conversion Price	Note Payable
April 2016 Senior Secured Convertible Notes	see below	332,899	Redemption features

As previously disclosed, on April 1, 2016, the Company issued an aggregate of $10,000,000 principal amount of Senior Secured Convertible Notes due April 1, 2019. The Convertible Notes are convertible at any time, at the option of the holders, into shares of Class A common stock at the lower of a fixed and floating conversion price. The fixed conversion price is currently $16.07 per share, subject to adjustment for stock splits and similar events. The floating conversion price is equal to the lowest of (i) 85% of the arithmetic average of the five lowest volume-weighted average prices of the Common Stock during the 20 consecutive trading day period ending on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Convertible Notes, (ii) 85% of the volume-weighted average price of the Common Stock on the trading day immediately preceding the delivery of the applicable conversion notice by such holder of Convertible Notes, and (iii) 85% of the volume-weighted average price of the Common Stock on the trading day of the delivery of the applicable conversion notice by such holder of Convertible Notes. The terms of the Convertible Notes permit the Company’s board of directors, with the prior consent of the “required holders” (as defined in the Convertible Notes), to reduce the then current conversion price to any amount and for any period of time deemed appropriate by the Company’s board of directors.

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In accordance with the terms of the Convertible Notes, the Company has reduced the conversion price under the Convertible Notes for certain time periods at different prices. Most recently, the Company reduced the conversion price to $0.25 for November 22, 2016, November 25, 2016, and November 28 through November 30, 2016. The Company expects to continue to offer the holders of the Convertible Notes the ability to convert the remaining amounts owed under the Convertible Notes at a reduced conversion price as deemed appropriate and in the Company’s interest.

As of December 7, 2016, the holders of the Convertible Notes have converted an aggregate of $10.4 million of principal and interest under the Convertible Notes, and the Company has issued 14,240,511 shares of Class A common stock at conversion prices between $0.25 and $1.74 per share. After giving effect to the conversions made as of December 7, 2016, there remains outstanding Convertible Notes with an aggregate principal amount of approximately $0.3 million.

The Convertible Notes contain certain redemption rights upon, among other things, the occurrence of an event or default or a “fundamental transaction” (as defined in the Convertible Notes).

Stock Appreciation Rights

Under the 2008 Long-Term Incentive Plan (amended and restated November 16, 2016) the Company may grant Stock Appreciation Rights either alone, or in conjunction with other awards, either at the time of grant or by amendment thereafter.

Lock-Up and Shareholder Agreements

90-day Lock-Up Agreement, dated September 14, 2016, entered into by each of the directors, officers, and Riverside Renewable Energy Investments, LLP, in connection with the September 14, 2016 public unit offering.

Shareholders agreement, dated as of December 19, 2011, between the Company and Riverside Renewable Energy Investments, LLC.

Pursuant to the Underwriting Agreement, dated September 9, 20 16, among the Company and the underwriters named in Schedule I hereto, for whom Roth Capital Partners, LLC acted as representative, the Company has agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise, or (iii) file any registration statement with the SEC relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock for 90 days after the date of the Underwriting Agreement without first obtaining the written consent of Roth Capital Partners, LLC, subject to certain exceptions.

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Schedule 3.1(i) Compliance

The disclosure about the Regrid Power, Inc. warranty claim and Final Acceptance Payment and Performance Bond set forth under Schedule 3.1(j) below is incorporated by reference herein.

Schedule 3.1(j) Litigation

On July 9, 2014, the Company completed a private offering of approximately $7.0 million of its Class A common stock and warrants (the “July 2014 PIPE Offering”). Five of the investors that participated in the offering (out of approximately 20 total investors that participated in the offering) asserted claims against the Company in three separate lawsuits alleging certain misrepresentations and omissions in the offering. The Company subsequently reached settlements with all five investors. The Company recorded a charge to operations of $0.5 million as of June 30, 2015, in recognition of the loss contingency for the July 2014 PIPE offering. That charge was equal to the retention under the Company’s 2014-15 Officers and Directors liability insurance policy as the Company expects the insurance policy will cover any future claims in excess of the retention limit.

The Company received a subpoena from the U.S. Securities and Exchange Commission (“SEC”) requesting certain information pertaining to the Company’s 2014 PIPE Offering. The Company established a special committee of the board of directors to review the facts and circumstances surrounding the PIPE offering and engaged outside counsel to assist it with its review. On May 11, 2016, the Company was advised by the staff of SEC (the “Staff”) that the Staff did not intend to recommend any enforcement action against the Company with respect to the investigation commenced by the Staff in June 2015.

On November 22, 2016, the Company provided the remaining cash collateral to Argonaut Insurance Company to fully secure the full amount of the $624,000 Final Acceptance Payment and Performance Bond for a large commercial photovoltaic project our subsidiary Regrid Power, Inc. completed in 2012. As previously disclosed, the customer has raised warranty claims pertaining to the project and we currently maintain a specific warranty liability for the project of approximately $200,000. The Company completed the project in December 2012, the project began generating electricity in 2013, and the Company believes it has since that time generated electricity meeting the requirements of the project contract. On November 30, 2016, the Company received a letter from the customer in which the customer alleged that the Company has not completed agreed-upon remedial work to remedy alleged deficiencies and notified the Company that the customer intends to perform such remedial work at the Company’s expense using a third-party contractor. The customer also requested that the owner of the project demand the full amount of the performance bond. In addition, the customer demanded an aggregate of approximately $400,000 as liquidated damages under the terms of the project contract. The Company denies these assertions and disputes that the customer is entitled to liquidate damages. The Company plans to avail ourselves of all defenses and remedies available. The Company estimates that the range of loss related to this warranty claim is from approximately $200,000 to a maximum of approximately $1 million. The Company has recorded a liability for the minimum amount of the range of loss.

Schedule 3.1(l) Compliance

The disclosure about the Regrid Power, Inc. warranty claim and Final Acceptance Payment and Performance Bond set forth under Schedule 3.1(j) above is incorporated by reference herein.

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Schedule 3.1(o) Title to Assets

The Company has granted a security interest in substantially all its and its subsidiaries’ assets to Solar Solutions Distribution, LLC to secure obligations under the Company’s revolving line of credit.

The Company has granted a security interest in certain cash collateral accounts to the holders of the Company’s Senior Secured Convertible Notes due April 1, 2019.

Schedule 3.1(q) Insurance

The Company carries directors’ and officers’ liability insurance for the annual period ending on May 8th. Under the terms of the current policy, which expires on May 8, 2017, the Company has coverage limits of $3,000,000 maximum aggregate limit of liability with retentions ranging from $750,000 to $1,000,000 depending on the claim made. Additionally, the Company has “Excess D&O” coverage in the amount of $3,000,000 but has no right to renew this claims-made policy. The Company may acquire a run off period for another 12 months upon payment of an additional premium.

Schedule 3.1(v) Registration Rights

The Company has granted registration rights under the following:

The Amended and Restated Registration Rights Agreement, dated as of December 19, 2011, by and among the Company, Gaiam, Inc., and Riverside Renewable Energy Investments, LLC. [Note: On November 5, 2013, Gaiam ceased to be a party to the Amended and Restated Registration Rights Agreement pursuant to the terms of an Agreement, dated November 5, 2013, among the parties.]

The Registration Rights Agreement, dated as of June 3, 2013, by and among the Company and the investors party thereto.

The Warrants to purchase the Company’s Class A common stock, issued November 20, 2013.

The Registration Rights Agreement, dated as of July 9, 2014, by and among the Company and the investors party thereto.

The Conversion Agreement dated as of June 24, 2015 by and between the Company and Riverside Fund III, L.P.

Registration right granted to the Placement Agent.

Schedule 3.1(w) Listing and Maintenance Requirements

On December 23, 2015, the Company received a letter from the Nasdaq Stock Market (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on Listing Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule. The Company disclosed this notification on a Form 8-K filed on December 24, 2015. The Company completed a one-for-twenty reverse stock split of its Common Stock on June 2, 2016, and as a result the Company’s stock price closed above the minimum $1.00 per share requirement beginning on that date bringing the Company back into compliance.

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The Company received written notice (the “Notice”) from Nasdaq on April 14, 2016, indicating that, based on the stockholders’ equity reported in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, as filed with the SEC on April 1, 2016, the Company was not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market. As set forth in Nasdaq Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), listed companies are required to maintain stockholders’ equity of at least $2,500,000.

The Notice had no immediate effect on the listing of the Company’s Class A common stock, par value $0.0001 per share and the Class A common stock continues to trade on the Nasdaq Capital Market under the symbol “RGSE.” The Company had a period of 45 calendar days, or until May 31, 2016, to submit a plan to regain compliance with the Minimum Stockholders’ Equity Requirement. In the Notice, Nasdaq indicated that, if the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days, or until October 11, 2016, to evidence compliance. The Company initially submitted its plan to regain compliance with the Minimum Stockholders’ Equity Requirement to Nasdaq on May 31, 2016 and provided Nasdaq with supplemental information in June 2016.

On July 7, 2016, based on the information the Company submitted to Nasdaq, Nasdaq granted the Company the maximum allowable 180-day extension to October 11, 2016 to evidence compliance with the Minimum Stockholders’ Equity Requirement.

On October 17, 2016, the Company received a letter from NASDAQ notifying the Company that it did not meet the terms of the extension and that the Common Stock would be subject to delisting unless it requests a hearing before a NASDAQ Listing Qualifications Panel (the “Panel”). Accordingly, the Company has requested a hearing, currently set for December 15, 2016. As a result, any suspension or delisting action will be stayed pending the issuance of the Panel decision and the expiration of any extension granted by the Panel. The Common Stock currently remains listed on NASDAQ under the symbol RGSE. There can be no assurance that the Company will be able to regain compliance with NASDAQ Listing Rule 5550(b)(1) and retain its listing.

Beginning on November 4, 2016 and thereafter, the closing bid price for the Common Stock has been below the minimum $1.00 per share requirement for continued inclusion on NASDAQ in NASDAQ Listing Rule 5550(a)(2). If the closing bid price for the Common Stock continues to be below $1.00 per share for 30 consecutive business days, the Company will no longer be in compliance with NASDAQ Listing Rule 5550(a)(2). If that were to occur, the Company expects to receive a notification from NASDAQ about non-compliance, giving the Company 180 calendar days to regain compliance. The Company can regain compliance by meeting the minimum bid price for a minimum of 10 consecutive business days during the compliance period, unless NASDAQ exercises its discretion to extend this 10-day period. In the past, the Company has regained compliance with NASDAQ Listing Rule 5550(a)(2) by effecting a reverse stock split. The Company intends to actively monitor the bid price for the Common Stock and, if NASDAQ notifies the Company that it is no longer in compliance with the minimum bid price requirement, the Company will consider available options to resolve the deficiency and regain compliance with the NASDAQ minimum bid price requirement, including a possible reverse stock split.

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Schedule 3.1(aa) Solvency

Outstanding secured and unsecured Indebtedness owed in excess of $50,000 (other than trade accounts payable incurred in the ordinary course of business) as of December 7, 2016:

Vendor	Type	Indebtedness
Solar Solutions and Distribution, LLC	Line of Credit	$1,162,419	Secured
Hudson Bay Capital	Convertible Notes	$10,000	Secured
Alto Opportunity	Convertible Notes	$322,899	Secured
California Board of Equalization	Sales tax audit	$168,877	Unsecured
CNA Insurance	Legal fees paid	$1,503,609	Unsecured

Schedule 3.1(bb) – Tax Status

On October 13, 2015 the California Board of Equalization issued a determination that the Company owes $272,333 in past due sales taxes for the period from October 1, 2011 to March 31, 2014. The Company has booked this liability on its financial statements for the year ended December 31, 2015. The Company intends to pay this assessment in monthly installments through February 28, 2017 and evaluate this determination and the opportunity to obtain a refund of some or all of this amount. The balance due as of December 7, 2016 is $168,877.

Schedule 3.1(dd) Accountants

The Company’s accounting firm for its 2016 financial statements is Hein & Associates LLP.

A-44

EXHIBIT A

________ __, 2016

[Purchaser]

Dear Sirs:

This agreement (the “Leak-Out Agreement”) is being delivered to you in connection with an understanding by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), and the person or persons named on the signature pages hereto (collectively, the “Holder”).

Reference is hereby made to (a) the Securities Purchase Agreement, dated ______ __, 2016, by and among the Company, the Holder and certain other purchasers signatory thereto (the “SPA”), pursuant to which the Holder acquired (i) shares of Common Stock (“Shares”), (ii) Series I Warrants, and if applicable (iii) Series J Warrants (the Series I Warrants and the Series J Warrants collectively, the “Holder Warrants”). Capitalized terms not defined herein shall have the meaning as set forth in the SPA.

During the period commencing on the later of the date hereof and the first day hereafter on which all the Other Holders (as defined below) have duly executed and delivered a leak-out agreement identical to this Leak-Out Agreement (other than the identity of the Holder and the permitted percentage of trading volume) (the “Effective Date”) and ending _______ __1, 20__ (such period, the “Restricted Period”), neither the Holder, nor any Affiliate of such Holder which (x) had or has knowledge of the transactions contemplated by the SPA, (y) has or shares discretion relating to such Holder’s investments or trading or information concerning such Holder’s investments, including in respect of the Securities, or (z) is subject to such Holder’s review or input concerning such Affiliate’s investments or trading (together, the “Holder’s Trading Affiliates”), collectively, shall sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any Trading Day during the Restricted Period (any such date, a “Date of Determination”), Shares purchased pursuant to the SPA in an amount more than ___% of the trading volume of Common Stock on the principal Trading Market as reported by Bloomberg, LP for the applicable Date of Determination; provided, that the foregoing restrictions shall not apply to any actual “long” (as defined in Regulation SHO of the Securities Exchange Act of 1934, as amended) sales by the Holder or any of the Holder’s Trading Affiliates at a price greater than $0.35 (in each case, as adjusted for stock splits, stock dividends, stock combinations, recapitalizations or other similar events occurring after the date hereof).

1 Insert date that is 15 trading days after the closing.

A-45

Notwithstanding anything herein to the contrary, during the Restricted Period, the Holder may, directly or indirectly, sell or transfer all, or any part, of the Shares (the “Restricted Securities”) to any Person (an “Assignee”) in a transaction which does not need to be reported on the Nasdaq consolidated tape, without complying with (or otherwise limited by) the restrictions set forth in this Leak-Out Agreement; provided, that as a condition to any such sale or transfer an authorized signatory of the Company and such Assignee duly execute and deliver a leak-out agreement in the form of this Leak-Out Agreement (an “Assignee Agreement”, and each such transfer a “Permitted Transfer”) and, subsequent to a Permitted Transfer, sales of the Holder and the Holder’s Trading Affiliates and all Assignees (other than any such sales that constitute Permitted Transfers) shall be aggregated for all purposes of this Leak-Out Agreement and all Assignee Agreements.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Leak-Out Agreement must be in writing and shall be given in accordance with the terms of the SPA.

This Leak-Out Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior negotiations, letters and understandings relating to the subject matter hereof and are fully binding on the parties hereto.

This Leak-Out Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. This Leak-Out Agreement may be executed and accepted by facsimile or PDF signature and any such signature shall be of the same force and effect as an original signature.

The terms of this Leak-Out Agreement shall be binding upon and shall inure to the benefit of each of the parties hereto and their respective successors and assigns.

This Leak-Out Agreement may not be amended or modified except in writing signed by each of the parties hereto.

All questions concerning the construction, validity, enforcement and interpretation of this letter agreement shall be governed by Sections 5.9 and 5.20 of the SPA.

Each party hereto acknowledges that, in view of the uniqueness of the transactions contemplated by this Leak-Out Agreement, the other party or parties hereto may not have an adequate remedy at law for money damages in the event that this Leak-Out Agreement has not been performed in accordance with its terms, and therefore agrees that such other party or parties shall be entitled to seek specific enforcement of the terms hereof in addition to any other remedy it may seek, at law or in equity.

A-46

The obligations of the Holder under this Leak-Out Agreement are several and not joint with the obligations of any other holder of any of the Securities issued under the SPA (each, an “Other Holder”) under any other agreement, and the Holder shall not be responsible in any way for the performance of the obligations of any Other Holder under any such other agreement. Nothing contained herein or in this Leak-Out Agreement, and no action taken by the Holder pursuant hereto, shall be deemed to constitute the Holder and Other Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holder and the Other Holders are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement and the Company acknowledges that the Holder and the Other Holders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Leak-Out Agreement or any other agreement. The Company and the Holder confirms that the Holder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Leak-Out Agreement, and it shall not be necessary for any Other Holder to be joined as an additional party in any proceeding for such purpose.

The Company hereby represents and warrants as of the date hereof and covenants and agrees from and after the date hereof that none of the terms offered to any Other Holder with respect to any restrictions on the sale of Securities substantially in the form of this Leak-Out Agreement (or any amendment, modification, waiver or release thereof) (each a “Settlement Document”), is or will be more favorable to such Other Holder than those of the Holder and this Agreement. If, and whenever on or after the date hereof, the Company enters into a Settlement Document, then (i) the Company shall provide notice thereof to the Holder promptly following the occurrence thereof and (ii) the terms and conditions of this Leak-Out Agreement shall be, without any further action by the Holder or the Company, automatically amended and modified in an economically and legally equivalent manner such that the Holder shall receive the benefit of the more favorable terms and/or conditions (as the case may be) set forth in such Settlement Document, provided that upon written notice to the Company at any time the Holder may elect not to accept the benefit of any such amended or modified term or condition, in which event the term or condition contained in this Agreement shall apply to the Holder as it was in effect immediately prior to such amendment or modification as if such amendment or modification never occurred with respect to the Holder. The provisions of this paragraph shall apply similarly and equally to each Settlement Document.

[The remainder of the page is intentionally left blank]

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Sincerely,

REAL GOODS SOLAR, INC.

By:
Name:
Title:

Agreed to and Acknowledged:

“HOLDER”

By:
Name:
Title:

A-48

Annex B

FORM OF SERIES I AND SERIES J WARRANT TO PURCHASE COMMON STOCK

B-1

Annex B

real goods solar, INC.

FORM OF [Insert into Series J Warrant: “Prepaid”] SERIES [I/J] Warrant To Purchase Common Stock

Warrant No.: [I/J]-___

Number of Shares of Common Stock: ___

Date of Issuance: ________ __, 2016 (“Issuance Date”)

Real Goods Solar, Inc., a Colorado corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [PURCHASER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined in Section 1(b)) then in effect, at any time or times on or after the date hereof (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, up to such number of fully paid and nonassessable shares of Common Stock equal to ___, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the [insert in Series J Warrant: “Prepaid”] Series [I/J] Warrants to purchase Common Stock (the “Series [I/J] Warrants”) originally issued pursuant to Section 1 of that certain Placement Agency Agreement, dated as of ________ __, 2016 (the “Subscription Date”), by and among the Company, Roth Capital Partners, LLC and West Park Capital, Inc., and/or the Securities Purchase Agreement. [Insert in Series J Warrant: “The Exercise Price has been paid upon purchase of the Series J Warrant except for the further payment of $0.01 per Warrant Share, to be paid on exercise hereof.”]

1.          EXERCISE OF WARRANT.

(a)    Mechanics of Exercise.         Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price (as defined in Section 1(b)) multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in cash by wire transfer of immediately available funds or (B) if the provisions of Section 1(d) are applicable, by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. No ink-original Exercise Notice Shall be required, nor shall any medallion, guarantee (or other type of guarantee or notarization) of any Exercise Notice be required. Execution and delivery of an Exercise Notice for all of the then remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof. On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the earlier of (i) the third (3rd) Trading Day and (ii) the number of Trading Days comprising the Standard Settlement Period, following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company agrees to maintain a transfer agent that is a participant in the DTC Fast Automated Securities Transfer Program so long as this Warrant remains outstanding and exercisable. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised. No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes (other than the Holder’s income taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination.

B-2

(b)    Exercise Price.         For purposes of this Warrant, “Exercise Price” means [Insert in Series I Warrant: “$0.35,”] [Insert in Series J Warrant: “the remaining amount of $0.01”], subject to adjustment as provided herein. [Insert in Series J Warrant: “The Exercise Price has been paid upon purchase of the Series J Warrant except for the further payment of $0.01 per Warrant Share, to be paid on exercise hereof.”]

(c)    Company’s Failure to Timely Deliver Securities.         If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, or (II) if the Registration Statement (as defined in Section 1(d)) covering the issuance of all of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly, but in no event later than one (1) Trading Day thereafter, (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”), and if on or after the Share Delivery Date the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this Section 1(c). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

B-3

(d)    Cashless Exercise.   Notwithstanding anything contained herein to the contrary, if the Registration Statement on Form S-3 (File number 333-193718) or other applicable registration statement under the 1933 Act (the “Registration Statement”), covering the issuance of the Unavailable Warrant Shares is not available for the issuance of such Unavailable Warrant Shares the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

Net Number = (A x B) - (A x C)

D

For purposes of the foregoing formula:

A= the total number of shares with respect to which this Warrant is then being exercised.

B= the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C= the [Insert in Series J Warrant: “the remaining $0.01”] Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D= the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the Warrant being exercised, and the holding period of the Warrant being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e)    Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

B-4

(f)     Beneficial Ownership Limitation on Exercises.         Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of [4.99/9.99]% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants) beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of Series [I/J] Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

B-5

(g)    Insufficient Authorized Shares.         If at any time while this Warrant remains outstanding the Company does not have a sufficient number of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant at least a number of shares of Common Stock equal to the maximum number of shares of Common Stock as shall from time to time be necessary to effect the exercise of all of this Warrant then outstanding (the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock, an “Authorized Share Failure”), then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant and the other Series [I/J] Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall either (x) obtain the written consent of its shareholders for the approval of an increase in the number of authorized shares of Common Stock and provide each shareholder with an information statement with respect thereto or (y) hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. The initial number of shares of Common Stock reserved for exercise of this Warrant and the other Series [I/J] Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the other Series [I/J] Warrants, based on the number of shares of Common Stock issuable upon exercise of this Warrant (without regard to any limitations in exercise) issued to the Holder on the Issuance Date (the “Authorized Share Allocation”). In the event that the Holder shall sell or otherwise transfer this Warrant, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Series [I/J] Warrants shall be allocated to the Holder and the remaining holders of Series [I/J] Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the Series [I/J] Warrants then held by such holders (without regard to any limitations on the exercise of the Series [I/J] Warrants).

2.          ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES.         The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a)    Voluntary Adjustment By Company.         The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(b)    Adjustment Upon Subdivision or Combination of Shares of Common Stock.         If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(c) [Insert in Series I Warrant: “One-Time Reset.    If the Exercise Price in effect on April 1, 2017 is higher than the lowest Weighted Average Price of the Common Stock on any Trading Day during the month of March 2017 (the “Adjusted Exercise Price”), the Exercise Price hereunder shall be reset to the Adjusted Exercise Price, subject to further adjustment hereunder; provided, however, that no adjustment pursuant to this Section 2(c) shall cause the Exercise Price to be less than $0.10 (the “Exercise Floor Price”); provided, further, that if an adjustment to the Exercise Price pursuant to this Section 2 would cause the Exercise Price to be lower than the Exercise Floor Price but for the immediately preceding sentence, then the Exercise Price shall be equal to the Exercise Floor Price. The Company shall deliver a written notice to the Holder on or prior to 5:30 p.m. (New York City time) on April 1, 2017, which notice shall indicate the Adjusted Exercise Price.”]. [Insert in Series J Warrant: “[RESERVED]”]

(d)    Other Events.         If any event occurs of the type contemplated by the provisions of this Section 2, but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.

3.          RIGHTS UPON DISTRIBUTION OF ASSETS.         If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

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4.          PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(a)    Purchase Rights.         In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

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(b)    Fundamental Transactions.         The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of the Series [I/J] Warrants in exchange for such Series [I/J] Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, and the provisions of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant) (the “Aggregate Consideration”) divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the Aggregate Consideration and (ii) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be reasonably satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, the Holder may elect, in its sole discretion, by delivery of written notice to the Company, to waive this Section 4(b) and allow the Company to enter into or be a party to a Fundamental Transaction without the assumption of this Warrant pursuant to the provisions of this Section 4(b), provided, however, that any such waiver shall only bind the Holder with respect to this Warrant and not the Holder with respect to any other warrant or other securities of the Company or any holder of other Series [I/J] Warrants.

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(c)    Notwithstanding anything herein to the contrary, the Company shall be required to obtain the prior written consent of the Required Holders to enter into, allow and/or consummate a Fundamental Transaction other than one in which a Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity.

5.          NONCIRCUMVENTION.         The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the Series [I/J] Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the Series [I/J] Warrants, the Required Reserve Amount to effect the exercise of the Series [I/J] Warrants then outstanding (without regard to any limitations on exercise).

6.          WARRANT HOLDER NOT DEEMED A SHAREHOLDER.         Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7.          REISSUANCE OF WARRANTS.

(a)    Transfer of Warrant.         If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

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(b)    Lost, Stolen or Mutilated Warrant.         Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)    Exchangeable for Multiple Warrants.         This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new warrant or warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no Series [I/J] Warrants for fractional Warrant Shares shall be given.

(d)    Issuance of New Warrants.         Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8.          NOTICES.         Whenever notice is required to be given under this Warrant, unless otherwise provided herein, with respect to a notice to the Company or to a Holder that is a party to the Securities Purchase Agreement, such notice shall be given in accordance with Section 5.4 of the Securities Purchase Agreement, and, with respect to a notice to a Holder that is not a party to the Securities Purchase Agreement, such notice shall be given in the manner set forth in and pursuant to the terms of Section 5.4 of the Securities Purchase Agreement to Holder’s address, facsimile number or e-mail address in the Company’s records. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9.          AMENDMENT AND WAIVER.           Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Holder.

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10.        GOVERNING LAW; JURISDICTION; JURY TRIAL.         This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 5.4 of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11.         CONSTRUCTION; HEADINGS.         This Warrant shall be deemed to be jointly drafted by the Company and all the Holders and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12.         DISPUTE RESOLUTION.         In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile or electronic mail within two (2) Business Days after receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) Business Days after such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant, approved by the Holder, such approval not to be unreasonably withheld or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13.         REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF.         The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14.         TRANSFER.         This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company.

15.         SEVERABILITY.         If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

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16.         DISCLOSURE.          Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries, the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its subsidiaries.

17.         CERTAIN DEFINITIONS.          For purposes of this Warrant, the following terms shall have the following meanings:

(a)    “1933 Act” means the Securities Act of 1933, as amended.

(b)    “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(a)    “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(b)    “Bloomberg” means Bloomberg Financial Markets.

(c)    “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(d)    “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

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(e)    “Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(f)     “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(g)    “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., the OTC Bulletin Board, the OTC QX or the OTC QB.

(h)    “Expiration Date” means the date that is sixty (60) months after the Initial Exercisability Date, or, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

(i)     “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

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(j)     “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(k)    “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(l)     “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(m)   “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(n)    “Principal Market” means The NASDAQ Capital Market.

(o)    “Required Holders” means the holders of the Series [I/J] Warrants representing at least a majority of the shares of Common Stock underlying the Series [I/J] Warrants then outstanding.

(p)     “Securities Purchase Agreement” means the Securities Purchase Agreement, dated _____ __, 2016, entered into by the Company and the purchasers party thereto.

(q)    “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary trading market or quotation system from time to time, with respect to trades of the Common Stock as in effect of the date of delivery of the Exercise Notice.

(r)     “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(s)    “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(t)     “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.

(u)    [Insert in the Series I Warrant (Omit from Series J Warrant): “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.”]

[Signature Page Follows]

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IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

REAL GOODS SOLAR, INC.

By:
Name:	Dennis Lacey
Title:	Chief Executive Officer

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to purchase _________________ of the shares of Class A Common Stock, par value $0.0001 per share (the “Warrant Shares”), of Real Goods Solar, Inc., a Colorado corporation (the “Company”), evidenced by the attached Series I Warrant to purchase Common Stock No. I-____ (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

                           ___________     a “Cash Exercise” with respect to _________________ Warrant Shares; or

                           ___________     a “Cashless Exercise” with respect to _______________ Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $___________________ to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder __________ Warrant Shares in accordance with the terms of the Warrant.

Please issue the Warrant Shares in the following name and to the following account:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Broker Name:

Broker DTC #:

Broker Telephone #:

Account Number:

(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

TRANSFER AGENT INSTRUCTIONS

REAL GOODS SOLAR, INC.

____________ __, 20__

Computershare Trust Company, N.A.

8742 Lucent Blvd. Suite 225

Highlands Ranch CO 80129

Telephone: (303) 262-0684

Facsimile: (303) 262-0609

Re:	Order to Issue Common Stock of Real Goods Solar, Inc.

Ladies and Gentlemen:

Reference is made to (A) that certain Placement Agency Agreement, dated as of _______ __, 2016, by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), Roth Capital Partners, LLC and West Park Capital, Inc., and/or the Securities Purchase Agreement, dated as of _______ __, 2016, by and among the Company and the purchasers party thereto, and the Company’s Registration Statement on Form S-3 (File No. 333-193718) and the Company’s prospectus filed on ___, 2016 pursuant to Rule 424 promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”) pursuant to which the Company is issuing to the Holders (i) shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), and (ii) Series I Warrants (the “Warrants”), which are exercisable to purchase shares of Common Stock; (B) the related Transfer Agent Instructions, dated _______ ___, 2016 (the “___ 2016 Instruction”); (C) the exercise notice attached hereto (the “Exercise Notice”); and (D) the attached copy of a written instruction from the General Counsel of the Company (or its outside legal counsel) that a registration statement covering the issuance of the shares of Common Stock subject to this letter has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Counsel Instruction”).

This instruction letter shall serve as our authorization and direction to you to issue:

•	to the recipient identified under “Issue to” in the Exercise Notice,
•	in book entry form,
•	such number of shares of Common Stock as set forth under “Delivery of Warrant Shares,” respectively, in the Exercise Notice,
•	out of the Transfer Agent Reserve (as defined in the ___ 2016 Instruction),
•	by crediting the designated recipient’s balance account with the Depository Trust Company, identified in the Exercise Notice under “Broker Name,” “Broker DTC#,” “Account Number,” and “Transaction Code Number” through its Deposit Withdrawal at Custodian system

The issuance of these shares of Common Stock have been registered pursuant to an effective registration statement as indicated in the attached Counsel Instruction.

[Signature Page Follows]

Should you have any questions concerning this matter, please contact me at 303-222-8344.

Very truly yours,

REAL GOODS SOLAR, INC.

By:
Name:
Title:

REAL GOODS SOLAR, INC.

$200,000,000

Class A Common Stock

Preferred Stock

Warrants

Rights

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings, Class A common stock, preferred stock, warrants, rights, debt securities and units (collectively, the “securities”) of Real Goods Solar, Inc. The aggregate amount of the securities offered by us under this prospectus will not exceed $200.0 million.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” before you make your investment decision.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Our Class A common stock is quoted on The Nasdaq Capital Market under the symbol “RSOL.” On January 30, 2014, the last reported sale price of our Class A common stock was $4.20 per share.

Investing in our securities involves certain risks. See “RISK FACTORS” beginning on page 3 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 10, 2014.

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ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “WHERE YOU CAN FIND MORE INFORMATION” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date made. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in the section entitled “RISK FACTORS” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Risks and uncertainties that could cause actual results to differ include, without limitation, the level of government subsidies and economic incentives for solar energy, general economic conditions, adoption of solar energy technologies, pricing, including pricing of conventional energy sources, construction risks, changing regulatory environment, changing energy technologies, our geographic concentration, our business plan, acquisitions, integration of acquired businesses, insufficient cash flow, indebtedness, loss of key personnel, brand value, litigation, merchandise and solar panel supply problems, construction costs, competition, third party financing costs, customer satisfaction, product liabilities, warranty and service claims, credit risk, non-compliance with Nasdaq continued listing standards, volatile market price of our Class A common stock, “penny stock” rules, security analyst coverage of our Class A common stock, dilution for shareholders upon the exercise of warrants, limited public trading market, the significant ownership and voting power of our Class A common stock held by Riverside Renewable Energy Investment LLC (“Riverside”), our historical association with Gaiam, a future sale of securities by Riverside, and other risks and uncertainties included in our filings with the SEC. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We undertake no obligation to update any forward-looking information.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Real Goods Solar and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

•	This prospectus, which explains the general terms of the securities we may offer;

•	The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

•	The documents referred to in “WHERE YOU CAN FIND MORE INFORMATION” for information about Real Goods Solar, including our financial statements.

Overview of our Company

We are a leading residential and commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules from manufacturers such as Canadian Solar and Trina. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

We have 36 years of experience in residential solar energy. We trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 19,000 residential and commercial solar systems since our founding. Our focused customer acquisition approach and our efficiency in converting customer leads into sales enable us to have what we believe are competitive customer acquisition costs that we continuously focus on improving. We believe that our Real Goods Solar brand has a national reputation for high quality customer service in the solar energy market, which leads to a significant number of word-of-mouth referrals and new customers.

We were incorporated in Colorado in 2008 as a successor to Gaiam Energy Tech, Inc. Gaiam founded Gaiam Energy Tech, Inc. as its solar division in 1999. In 2001, Gaiam Energy Tech, Inc. acquired Real Goods Trading Corporation in a merger. The combined company became Real Goods Solar when it went public in 2008. In January 2014, we rebranded our residential and commercial activities under the name “RGS Energy.”

Our executive offices are located at 833 W. South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

The Securities We May Offer

We may use this prospectus to offer:

•	Class A common stock

•	Preferred stock

•	Warrants

•	Rights

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•	Debt securities

•	Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully read the risk factors in the section entitled “RISK FACTORS” in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated by reference in this prospectus, before purchasing the offered securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include additions to working capital, financing of capital expenditures, repayment of existing or future indebtedness, and future acquisitions and strategic investment opportunities. Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	Directly to investors or purchasers;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public;

•	Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	Through a combination of any of these methods of sale.

We may also issue securities upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

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We may distribute the securities from time to time in one or more transactions:

•	At a fixed price or prices, which may be changed from time to time;

•	At market prices prevailing at the times of sale;

•	At prices related to such prevailing market prices; or

•	At negotiated prices.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	That the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

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•	That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering, an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M promulgated under the Exchange Act, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.

In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CLASS A COMMON STOCK

Our authorized common stock consists of 150,000,000 shares of Class A common stock, par value $.0001 per share. As of January 24, 2014, there were 44,745,180 shares of our Class A common stock outstanding. Although we believe the following summary description of our Class A common stock set forth below is accurate, our articles of incorporation and our bylaws covers all material provisions affecting the rights of holders of our Class A common stock. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to our articles of incorporation and bylaws.

Voting Rights

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Class A

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common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the shares of Class A common stock entitled to vote in any election of directors may elect all of the directors who stand for election. Our entire board of directors stands for election each year. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Dividends and Liquidation

Subject to any preferential rights of any outstanding shares of preferred stock, shares of Class A common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, the shares of Class A common stock are entitled to our assets remaining after the payment of all of our debts and other liabilities, including preferential payments made to holders of any outstanding shares of preferred stock. Holders of shares of Class A common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions, which are contained in our articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of our company.

Our articles of incorporation and bylaws provide that our board may consist of any number of directors, which may be fixed from time to time by our board. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose, and any vacancies on our board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of our board then in office, even if less than a quorum is remaining in office.

We believe that Riverside holds approximately 17.5% of the total voting power of our outstanding capital stock. Further, pursuant to the terms of the Shareholders Agreement entered into in connection with the closing of the Alteris acquisition as of December 19, 2011, Riverside has the right to designate a certain number of individuals for appointment or nomination to our board of directors, tied to its ownership of our Class A common stock. Consequently, Riverside is able to exert substantial influence over our company and matters requiring approval by our shareholders, including the election of directors, increasing our authorized capital stock, financing activities, a merger or sale of our assets and the number of shares available for issuance under our incentive plan. As a result of Riverside’s voting power, it would be difficult to achieve a change of control of our company without their consent.

Our bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. Our bylaws also provide that no shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our charter, bylaws or by applicable law.

Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire Real Goods Solar, or of discouraging a third party from attempting to acquire Real Goods Solar.

Subject to repeal or change by action of our shareholders, our board may amend, supplement or repeal our bylaws or adopt new bylaws.

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Registration Rights

On December 19, 2011, Real Goods Solar entered into an Amended and Restated Registration Rights Agreement with Gaiam and Riverside where each (or its permitted transferee) had the right to require Real Goods Solar to register with the SEC all or any portion of its shares of Real Goods Solar Class A common stock so that those shares may be publicly resold, or to include such shares in any registration statement Real Goods Solar files, subject to certain exceptions, conditions and limitations. These rights include demand registration rights, Form S-3 registration rights and “piggyback” registration rights, in each case on and subject to the terms and conditions identified in the Amended and Restated Registration Rights Agreement. Real Goods Solar will generally pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations. These registration rights terminate as to a given holder of registrable securities, when such holder of registrable securities can sell all of such holder’s registrable securities during any 90-day period pursuant to Rule 144 promulgated under the Securities Act, or pursuant to another similar exception. However, if a holder owns more than 10% of Real Goods Solar’s outstanding securities, such holder shall continue to have registration rights until such time as all of the holder’s securities may be sold pursuant to Rule 144 or such holder owns less than 10% of Real Goods Solar’s outstanding securities. The resale of these shares in the public market upon exercise of those registration rights could adversely affect the market price of the Real Goods Solar Class A common stock. On November 5, 2013, Gaiam ceased to be a party to the Amended and Restated Registration Rights Agreement pursuant to the terms of an Agreement, dated November 5, 2013, among the parties.

In connection with the closing of its June 3, 2013 private placement, Real Goods Solar entered into a Registration Rights Agreement with the investors to have their shares of Real Goods Solar Class A common stock purchased in the private placement and issuable upon exercise of warrants purchased in the private placement registered with the SEC for public resale under the Securities Act. On June 20, 2013, Real Goods Solar filed a registration statement on Form S-3 to register these shares pursuant to the terms of this Registration Rights Agreement. The SEC declared the registration statement effective on July 3, 2013. Real Goods Solar is required to maintain the effectiveness of the registration statement until the earlier to occur of (a) the fifth anniversary of the effectiveness of the registration statement, or (b) the date on which all of the registrable securities covered by the Registration Rights Agreement have been sold or transferred in a manner that they may be resold without subsequent registration under the Securities Act.

On November 15, 2013, Real Goods Solar entered into an underwriting agreement with an underwriter in connection with a registered public offering. Pursuant to the underwriting agreement, Real Goods Solar has agreed to file a registration statement covering the issuance of the shares of Real Goods Solar Class A common stock underlying the warrants issued in the offering on November 20, 2013 and to cause such registration statement to be declared effective before the time the warrants become exercisable and to remain effective through the earlier of (a) the expiration date of the warrants and (b) the date on which all of the warrants shall have been exercised in full. The warrants are exercisable at any time on or after the one year anniversary of their original issuance and at any time up to the date that is five and one-half years after the date of their original issuance. If a registration statement registering the issuance of the shares of Real Goods Solar Class A common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, if the holder, in its sole discretion, elects to exercise a warrant, the holder shall do so through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Real Goods Solar Class A common stock determined according to the formula set forth in the warrant.

The Registration Rights Agreement further provides that in the event that (a) the registration statement ceases to be effective and available to the investors under certain circumstances, or (b) Real Goods Solar fails to timely file all reports required to be filed under the Exchange Act other than Current Reports on Form 8-K, Real Goods Solar shall pay to the holders of registrable securities, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate

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purchase price paid by an investor multiplied by the percentage of such investor’s registrable securities that are not covered by the registration statement, up to a maximum of 10.0% of such aggregate purchase price. The foregoing description is subject to the terms and conditions identified in the Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “RSOL.”

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. Our board of directors may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by our shareholders as expressed in articles of amendment filed with the Colorado Secretary of State. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute the voting power or other incidents of ownership of holders of our common stock.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our common stock.

Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	The number of shares of preferred stock offered and the offering price of the preferred stock;

•	The title and stated value of the preferred stock;

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•	The date from which dividends on the preferred stock will accumulate, if applicable;

•	The liquidation rights of the preferred stock;

•	The procedures for auction and remarketing, if any, of the preferred stock;

•	The sinking fund provisions, if applicable, for the preferred stock;

•	The redemption provisions, if applicable, for the preferred stock;

•	Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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•	Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

•	Whether the preferred stock will be listed on any securities exchange;

•	Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

•	Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

As of January 24, 2014, we had outstanding warrants to purchase 6,700,039 shares of our Class A common stock.

The prospectus supplement relating to the warrants offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	The title and aggregate number of the warrants;

•	The offering price;

•	The currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	The number of shares of common stock or preferred stock, or the number or amount of other securities offered hereby or under another registration statement, purchasable upon the exercise of a warrant;

•	The exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, and any minimum number of warrants exercisable at one time;

•	When the warrants become exercisable and the expiration date;

•	The terms of any right of ours to redeem or call the warrants;

•	The terms of any right of ours to accelerate the exercisability of the warrants;

•	Where the warrant certificates may be transferred and exchanged;

•	Whether the warrants are to be issued with common stock, preferred stock or other securities offered hereby or under another registration statement and, if so, the number and terms of any such offered securities;

•	The date, if any, on and after which the warrants and the related shares of common stock, preferred stock or other securities offered hereby or under another registration statement will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	Any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

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You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	The date of determining the stockholders entitled to the rights distribution;

•	The number of rights issued or to be issued to each stockholder;

•	The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

•	The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

•	The extent to which the rights are transferable;

•	The date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	The title and series designation;

•	The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	The principal amount payable, whether at maturity or upon earlier acceleration;

•	Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	Whether the debt securities will be issued as original issue discount securities (as defined below);

•	The date or dates on which the principal of the debt securities is payable;

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•	Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	The date from which any interest will accrue;

•	Any interest payment dates;

•	Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

•	The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	The stated maturity date;

•	Whether the debt securities are to be issued in global form;

•	Any sinking fund requirements;

•	Any provisions for redemption, the redemption price and any remarketing arrangements;

•	The denominations of the securities or series of securities;

•	Whether the debt securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

•	Any restrictions on the offer, sale and delivery of the debt securities;

•	The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

•	A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	The identity of each security registrar or paying agent (if other than trustee);

•	Any provisions granting special rights to securities holders upon the occurrence of specified events;

•	Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

•	The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

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The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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•	Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	Specified events in bankruptcy, insolvency or reorganization of our Company or any of our significant subsidiaries; and

•	Any other event of default provided with respect to the debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	The indenture trustee fails to institute the proceeding within 60 days.

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However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

•	Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

•	Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	To evidence the succession of another person to our company;

•	To add to our covenants for the benefit of the holders of all or any series of debt securities;

•	To add events of default for the benefit of the holders of all or any series of debt securities;

•	To surrender any right or power conferred by the applicable indenture upon our company, or to make any change that does not adversely affect the legal rights of the holder provided by the indenture in any material respect;

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•	To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	To establish the form or terms of debt securities of any series;

•	To evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	To cure any ambiguity or correct any defect or inconsistency in the applicable indenture;

•	To provide for uncertified securities as in addition to certified securities;

•	To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering

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outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special U.S. tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the indenture with respect to the debt securities of any series by taking the following steps:

(1)	Depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	A combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	Delivering:

•	An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

•	An opinion of counsel as to certain other matters; and

•	Officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	Paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior debt. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined as:

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the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(1)	Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

(2)	Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

(3)	The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

(4)	Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

“Senior debt” does not include:

(i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of Class A common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	The designation and terms of the units and the securities included in the units;

•	Any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	The date, if any, on and after which the units may be transferable separately;

•	Whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	Any material U.S. federal income tax consequences; and

•	How, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

EXPERTS

The financial statements of Real Goods Solar and its subsidiaries as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011 are incorporated herein by reference in reliance on the report of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of Mercury and its subsidiaries as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011 are incorporated herein by reference in reliance on the report of UHY LLP, independent registered public accounting firm, as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and any accompanying prospectus supplement and prior to the termination of the particular offering referred to in a prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed April 1, 2013, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed April 30, 2013;

•	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed May 15, 2013, the period ended June 30, 3013, filed August 13, 2013, and the period ended September 30, 2013, filed November 14, 2013;

•	Our current reports on Form 8-K (including amendments thereto) filed January 11, 2013, February 5, 2013, February 22, 2013, May 24, 2013, June 3, 2013, June 13, 2013, August 9, 2013, August 12, 2013, August 21, 2013, September 9, 2013, September 10, 2013 (solely with respect to item 8.01), September 27, 2013, November 5, 2013, November 14, 2013, November 15, 2013, November 21, 2013, December 6, 2013, December 9, 2013, December 18, 2013, January 15, 2014 and January 22, 2014; and

•	The description of our Class A common stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027, (303) 222-8300.

Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

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18,500,000 Units Consisting of

Class A Common Shares

Series I Warrants to Purchase 18,500,000 Shares of a Class A
Common Stock

Series J Warrants to Purchase 18,500,000 Shares of a Class A
Common Stock

PROSPECTUS SUPPLEMENT

Roth Capital Partners

December 12, 2016

WestPark Capital